PURCHASE AGREEMENT


                                 by and between


                     TOOTSIE ROLL INDUSTRIES, INC. ("Buyer")

                                       and

                            CONCORD CONFECTIONS INC.
                            TERRA ROUGE ESTATES INC.
                          ALPHARETTA CONFECTIONS, INC.
                                 CONCORD WAX LLC
                                 (the "Sellers")

                                       and

                               HOWARD SMUSCHKOWITZ
                                  SERGE NUSBAUM
                                  BRUCE WEINER
                          BAY-CHARLES INVESTMENTS LTD.
                           ONWARD INVESTMENTS LIMITED
                            JS NUSBAUM HOLDINGS INC.
                             973031 ONTARIO LIMITED
                             973032 ONTARIO LIMITED
                             973033 ONTARIO LIMITED

                                       and

                             THE TRUST STOCKHOLDERS


                              (the "Stockholders")


                                 August 11, 2004

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                                TABLE OF CONTENTS

                                                                            PAGE

1.       Definitions...........................................................1

2.       Purchase and Sale of Assets..........................................11

3.       Representations and Warranties of Sellers and Stockholders...........15

4.       Representations and Warranties of Buyer..............................35

5.       Pre-Closing Covenants................................................35

6.       Post-Closing Covenants...............................................42

7.       Conditions to Obligation to Close....................................49

8.       Survival; Indemnification............................................53

9.       Termination..........................................................56

10.      Miscellaneous........................................................57

                                      -i-

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                               PURCHASE AGREEMENT


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     THIS PURCHASE AGREEMENT is made and entered into as of this 11th day of
August, 2004, by and between Tootsie Roll Industries, Inc., a Virginia corporation ("Buyer"), Concord Confections Inc., an Ontario corporation ("Concord"), Terra Rouge Estates Inc., an Ontario corporation ("Terra Rouge"), Alpharetta Confections, Inc., a Delaware corporation ("Alpharetta"), Concord Wax LLC, an Alabama limited liability company ("Wax" and together with Concord, Terra Rouge and Alpharetta, the "Sellers") and Bay-Charles Investments Ltd., an Ontario corporation, Onward Investments Limited, an Ontario corporation, JS Nusbaum Holdings Inc., an Ontario corporation, 973031 Ontario Limited, an Ontario corporation, 973032 Ontario Limited, an Ontario corporation, 973033 Ontario Limited, an Ontario corporation, and Bruce Weiner (collectively the "Direct Stockholders") and Howard Smuschkowitz , Serge Nusbaum and Bruce Weiner and the trusts identified as Trust Stockholders on the signature page hereof (collectively, the "Trust Stockholders" and together with Howard Smuschkowitz, Serge Nusbaum and Bruce Weiner, collectively the "Holding Company Stockholders" and together with the Direct Stockholders, the "Stockholders"). Buyer, Sellers and Stockholders are referred to collectively herein as the "Parties."

                                   WITNESSETH:

     WHEREAS, Stockholders, directly or indirectly, own all of the outstanding capital stock of Sellers.

     WHEREAS, Sellers are engaged in the business of the manufacture, sale and distribution of sugar, wax and confectionery products, gum and related products (collectively, the "Business"); and

     WHEREAS, this Agreement contemplates a transaction in which (i) Buyer will purchase from Sellers, and Sellers will sell to Buyer, certain assets used in the Business, and (iii) Buyer will assume certain liabilities related to the Business all on the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1. Definitions.

     "AAA" has the meaning set forth in ss.10(j) below.

     "Accounts Receivable" has the meaning set forth in ss.3(q) below.

     "Acquired Assets" means all right, title and interest in and to all of the assets of Sellers (other than the Excluded Assets), including: (a) accounts, notes and other receivables, (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchase parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, dies and plates), (c) Owned Real Property and Leased Property, (d) Intellectual Property (including the name "Concord Confections"), goodwill associated therewith, licenses and sublicense granted and obtained with respect thereto, and rights thereunder, remedies against

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infringement thereof, and rights to protection of interests therein under the laws of all jurisdictions, (e) agreements, contracts (including futures contracts related to ingredients, including sugar, and noncompetition agreements entered into in connection with the prior purchase of businesses), instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) franchises, approvals, permits, licenses, orders, registrations, certificates and similar rights obtained from governments and government agencies (to the extent assignable), (g) prepayments, prepaid expenses and charges (including any such charges and expenses with respect to leases and rentals), and deferred items, claims, deposits, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such term related to payment of Taxes), (h) whether in hard copy or computer format, books, records, ledgers, files, documents, correspondence, lists of present customers, suppliers, sales representatives and distributors, surveys, manuals and data, catalogs, quality control records, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (i) UPC codes and (j) the IMI Shares.

     "Acquisition Transaction" has the meaning set forth in ss.5(f)(i) below.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, audits, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" has the meaning with respect to Persons in the United States as set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, and with respect to Persons in Canada has the meaning as set forth in the Competition Act (Canada).

     "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of federal, provincial, state, local or foreign law.

     "Alpharetta" has the meaning set forth in the preface above.

     "Arbitrator" has the meaning set forth in ss.10(j) below.

     "Assumed Liabilities" means: (a) all Liabilities for accounts payable which arose or arise in the ordinary course of business for goods or services actually received or to be received by Sellers prior to the Closing Date but only to the extent accrued on the Statement of Net Working Capital in accordance with GAAP,
(b) all Liabilities for salary, bonuses, benefits, incentive payments, commissions, accrued vacation, sick leave and holiday pay to Transferred Employees, including all employer deductions at source and all employee contributions relating thereto, but only to the extent accrued on the Statement of Net Working Capital in accordance with GAAP (but specifically excluding compensation related to phantom stock and profit sharing arrangements, if any) up to the Closing Date and (c) all liabilities and obligations of Sellers under the agreements, contracts and licenses included in the Acquired Assets but excluding those agreements, contracts and licenses required to be disclosed in ss.ss. 3(n), 3(o), and 3(s) of the Disclosure Schedule but which are not so

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disclosed (unless otherwise agreed to by Buyer in writing). Any Liability under an agreement that is listed on the Disclosure Schedules but has not been delivered to Buyer as requested by Buyer within 12 business days after the date hereof shall not be an Assumed Liability.

     "Books and Records" has the meaning set forth in ss.3(bb) below.

     "Business" has the meaning set forth in the preface above.

     "Business Employees" has the meaning set forth in ss.3(x) below.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Welfare Plan" has the meaning set forth in ss.6(b)(ii) below.

     "Canadian Property" means all property of Sellers that is taxable Canadian property, a life insurance policy in Canada, a Canadian resource property, a timber resource property or any interest in or option in respect of the foregoing, all within the meaning of the Income Tax Act (Canada).

     "Canadian Tire" means Canadian Tire Corporation Limited.

     "Canadian Tire Lease" means that certain Indenture dated October 31, 2002 between Terra Rouge and Canadian Tire, as amended.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

     "CERCLA" has the meaning set forth in ss.3(aa)(v) below.

     "Closing" has the meaning set forth in ss.2(c) below.

     "Closing Date" has the meaning set forth in ss.2(c) below.

     "COBRA" has the meaning set forth in ss.3(y)(vii) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Concord" has the meaning set forth in the preface above.

     "Confidential Information" means information Sellers have not disclosed to the public or to the trade with respect to Sellers' present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other Intellectual Property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of Seller's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside Sellers that

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may be of value to Sellers but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to Sellers in confidence.

     "Direct Stockholders" has the meaning set forth in the preface above.

     "Disclosure Schedule" has the meaning set forth in ss.3 below.

     "Dispute Notice" means a written notice from the Representatives indicating disagreement with the Statement of Net Working Capital and summarizing the items in dispute.

     "Dividend Adjustment" has the meaning set forth in ss.2(g) below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, registered retirement savings plan, registered pension plan or supplemental pension or retirement plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined-benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or medical, dental, leave or fringe benefit or other retirement, bonus, incentive or equity compensation plan or program.

     "Employee Pension Benefit Plan" has, in respect of any United States Employee Benefit Plan, the meaning set forth in ERISA ss.3(2) and means, in respect of any Canadian Employee Benefit Plan, any plan or program which provides for a pension or retirement income, whether registered or unregistered, including any registered pension plan, supplemental pension plan, deferred profit sharing plan or registered retirement savings plan.

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(l).

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, provincial, local and foreign statutes, regulations, ordinances, permits and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law obligations or requirements, concerning food manufacture and safety, public health and safety, worker health and safety, pollution and the protection of the environment and natural resources, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or toxic materials or substances, wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, toxic mold or fungus, petroleum products or byproducts, asbestos, polychlorinated biphenyls, urea formaldehyde, lead-based paint, noise or radiation (collectively "Hazardous Substances"), each as amended and as now or hereafter in effect, including any breakdown products or constituents related to any of the above.

     "Environmental Investigations" has the meaning set forth in ss.5(i) below.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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     "ERISA Affiliate" means each entity which is treated as a single employer with a Seller for purposes of Code ss.414.

     "Escrow Account" has the meaning set forth in the Escrow Agreement.

     "Escrow Agent" means Bank of America or such other bank designated by Buyer and the Representatives.

     "Escrow Agreement" has the meaning set forth in ss.2(j) below.

     "Excluded Assets" means (a) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organizations, maintenance, and existence of a Seller as a corporation or a limited liability company, (b) all Cash and bank accounts,
(c) the Owned Real Property owned by Wax and located in Selma, Alabama, (d) the membership interests of Wax, (e) personal items identified by the Representatives to the Buyer prior to Closing, (f) any information which is not permitted to be conveyed under Privacy Legislation, (g) Tax deferrals and Tax refunds, (h) professional sports season tickets, (i) financial, tax and other records of Sellers not pertaining exclusively or primarily or directly related to the Business, (j) all prepayments, pre-paid expenses and charges in respect of contracts not assumed by Buyer and (k) any of the rights of Sellers under this Agreement.

     "Excluded Liabilities" means all Liabilities (other than the Assumed Liabilities), including (a) any Liability of Sellers, Stockholders and their Affiliates and any other Person for Taxes (as a transferee or successor, by contract, or otherwise), (b) any obligation of Sellers, Stockholders and their Affiliates to indemnify any other Person by reason of the fact that such Person was a director, officer, employee, or agent of any of Sellers or their Affiliates or was serving at the request of Sellers or their Affiliates as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to statute, charter document, bylaw, agreement, or otherwise) unless Buyer has expressly agreed otherwise in this Agreement, (c) all Liabilities of Sellers, Stockholders and their Affiliates with respect to environmental, health or safety matters, including those arising under Environmental, Health and Safety Requirements in respect of the period through Closing, (d) any Liability (including accrued interests and prepayment penalties) under any indebtedness for borrowed money or guarantee thereof, (e) all Liabilities of Sellers, Stockholder and their Affiliates related to Business Employees or Employee Benefit Plans, except to the extent that such liability is an Assumed Liability, (f) any Liability of Sellers, Stockholders and their Affiliates, whether currently in existence or arising hereafter, owed by Sellers to any of their Affiliates relating to any intercompany account, any asset that is not an Acquired Asset, or with respect to any current or former employee which is not an Assumed Liability, (g) any Liability of Sellers, Stockholder and their Affiliates arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold or delivered by the Business prior to the Closing or the Excluded Assets, (h) the Liabilities of Sellers, Stockholder and their Affiliates under any express and implied warranties with respect to products manufactured by the Business prior to the Closing or related to Excluded Assets, (i) any Liability of Sellers or

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Stockholders for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby, (j) all obligations of Sellers, Stockholders and their Affiliates in respect of fees, costs, broker's commissions, and expenses arising out of or in connection with this Agreement, or the transactions hereby contemplated, (k) any Liability of Sellers, Stockholders and their Affiliates for any misuse, misrepresentation, or infringement relating to the Intellectual Property, (l) any Liability for orders, judgments, injunctions, awards, decrees, proceedings, actions, suits, injuries, investigations or claims with respect to the Business prior to the Closing or related to the Excluded Assets (including the matters set forth in ss.3(u) of the Disclosure Schedule) unless Buyer has expressly agreed to assume such Liability under this Agreement, (m) any Liability of Sellers, Stockholders and their Affiliates owed the selling parties under that certain Asset Purchase Agreement dated June 26, 2003 in respect of the purchase of the assets of the Philadelphia Chewing Gum Co., (n) any Liability of Sellers, Stockholders and their Affiliates under this Agreement (or under any side agreement between Sellers, Stockholders and their Affiliates on the one hand and Buyer on the other hand entered into on or after the date of this Agreement) and (o) any Liability of IMI prior to Closing.

     "Financial Information" has the meaning set forth in ss.3(i)(ii) below.

     "Financial Statements" has the meaning set forth in ss.3(i)(i) below.

     "Fleer" means Fleer Espanola, S.A., a corporation constituted under the laws of Spain.

     "Fleer Shares" means the 17,434 Series B shares of the share capital of Fleer owned by IMI, as represented by share numbers 17,435 to 34,868 (inclusive).

     "GAAP" means Canadian generally accepted accounting principles in effect from time to time in respect of Concord and Terra Rouge, United States generally accepted accounting principles as in effect from time to time in respect of Alpharetta and Spanish generally accepted accounting principles in effect from time to time in respect of the Spanish Subsidiaries.

     "GST Legislation" means Part IX of the Excise Tax Act (Canada).

     "Hazardous Substances" has the meaning set forth in the definition of Environmental, Health and Safety Requirements above.

     "HIPAA" has the meaning set forth in ss.3(y)(vii) below.

     "Holding Company Stockholders" has the meaning set forth in the preface above.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "ICA" has the meaning set forth in ss.3(hh) below.

     "IMI" shall mean Impel Movieline Inc., a Delaware corporation.

     "IMI Shares" means all of the issued and outstanding shares of IMI.

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     "Improvements" has the meaning set forth in ss.3(n)(iv) below.

     "Indemnified Party" has the meaning set forth in ss.8(d)(i) below.

     "Indemnifying Party" has the meaning set forth in ss.8(d)(i) below.

     "Independent Auditor" means a national public accounting firm with no material relationship to any of the Parties or their respective Affiliates chosen by agreement of the Parties, or if they are unable to agree, shall mean a national firm with no such material relationship chosen by lot.

     "Intellectual Property" means (a) all trademark applications and registrations, unregistered trademarks, trademark rights, trade names, trade name rights, trade dress, logos, corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith; (b) all issued patents, patent rights and patent applications; (c) all copyrightable works, copyright registrations and applications, and unregistered copyrights; (d) all software, computer programs, computer systems, modules and related data; (e) all internet domain names and internet web-sites and the content thereof; (f) all categories of confidential and proprietary information, including, without limitation, trade secrets, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists and data, pricing and cost information, business and marketing plans and proposals, inventions, invention disclosures (whether or not patentable and whether or not reduced to practice), inventor rights, reports, quality records, engineering notebooks, models, processes, procedures, drawings, designs, ingredient or component lists, plans, proposals, financial and marketing data, and all other confidential and proprietary rights information and (g) all copies and tangible embodiments of the foregoing (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Leased Real Property" means all leasehold and subleasehold estates, land, buildings, structures, improvements, fixtures or other interests in real property held by Sellers.

     "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which any of Sellers holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any of Sellers thereunder.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

     "Material Adverse Change" and Material Adverse Effect" means any change, event or effect that, individually or when taken together with all other changes, events and effects that have occurred prior to the date of determination is or is reasonably likely to be material and adverse to the operations, prospects, assets, liabilities, business, financial condition or results of operations of Sellers, taken as a whole.

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     "Most Recent Balance Sheet" means the balance sheet contained within the
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in ss.3(i)(i) below.

     "Most Recent Fiscal Month End" means June 30, 2004.

     "Most Recent Fiscal Year End" means December 31, 2003.

     "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37) or applicable Canadian pension legislation.

     "Net Working Capital Value" shall mean only in respect of Concord, Terra Rouge, Alpharetta and Wax, the amount equal to the prepaid amounts (including deposits, but not deposits in respect of machinery or other capital assets) in respect of contracts assumed by Buyer, inventory and Accounts Receivable included in the Acquired Assets (net of reserves for such items prepared in accordance with GAAP) less the Assumed Liabilities as of the Closing Date calculated in accordance with GAAP, but excluding contractual commitments for goods or equipment delivered and services provided on or after the Closing date; provided (i) that such amount shall be reduced further, if necessary, by the value of any raw materials, goods in process and finished goods included in the Acquired Assets in excess of quantities adequate and sufficient to operate the Business for a period of four (4) months in the Ordinary Course of Business (for each SKU in respect of goods in process and finished goods) and by the value of any packaging included in the Acquired Assets in excess of quantities adequate and sufficient to operate the Business for a period of twelve (12) months in the Ordinary Course of Business for each SKU, and (ii) such amount shall be reduced by any bad debts, including subsequent bankruptcies, and subsequent customer deductions, including unsaleables, fines and penalties, markdowns, price adjustments and rebates occurring within one hundred twenty (120) days of the Closing Date to the extent that such amounts have not already been included in the calculation of Accounts Receivable. For greater certainty, the Real Property Adjustments shall not be included in connection herewith.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of Sellers.

     "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring and cable installations, utility installations, water distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto owned by Sellers.

     "Party(ies)" has the meaning set forth in the preface above.

     "Permitted Encumbrances" means with respect to each parcel of Real
Property: (a) real estate Taxes, assessments and other governmental levies, fees or charges imposed with respect to such Real Property which are not due and payable as of the Closing Date; (b) zoning, building codes and other land use laws regulating the use or occupancy of such Real Property of the activities

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conducted thereon which are imposed by any governmental authority having jurisdiction over such Real Property which are not violated by the current use or occupancy of such Real Property, or the operation of the Business as currently conducted thereon; (c) easements, restrictions and covenants registered against title to such Real Property, provided that such are complied with and do not and would not impair the use or occupancy of such Real Property in the operation of the Business as currently conducted thereon, (d) any registered municipal agreements and registered agreements with publicly regulated utilities provided such have been complied with, or security has been posted to ensure compliance and completion and (e) Instrument No. YR266116 being a Notice of Lease registered February 10, 2003 between Terra Rouge Estates Inc. and Canadian Tire Corporation Limited.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Personal Information" has the meaning set forth in the Privacy Act.

     "Privacy Act" means the Personal Information Protection and Electronic Documents Act (Canada) as it may be amended or supplemented from time to time, and any successor legislation thereto.

     "Privacy Legislation" means all laws, regulations, bylaws and ordinances that regulate the collection, use or disclosure of Personal Information or information about entities other than identifiable individuals in each jurisdiction in which a Seller carries on the Business, and includes any guidelines or directives of any governmental agency or regulatory authority to which a Seller adhere in order to qualify to carry on the Business in, or in connection with, any jurisdiction.

     "Purchase Price" has the meaning set forth in ss.2(b) below.

     "Real Property" has the meaning set forth in ss.3(n)(iii) below.

     "Real Property Adjustments" has the meaning set forth in ss.2(f) below.

     "Real Property Laws" has the meaning set forth in ss.3(n)(vi) below.

     "Representatives" has the meaning set forth in ss.2(j) below.

     "SEC" has the meaning set forth in ss.5(j) below.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than mechanic's, materialmen's, and workmen's liens.

     "Sellers" has the meaning set forth in the preface above.

     "Sellers Accrued Vacation" has the meaning set forth in ss.6(b)(iii) below.

     "Shares" means collectively the Fleer Shares and the Torrents Shares.

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     "Significant Customers" has the meaning set forth in ss.3(ee) below.

     "Significant Vendors" has the meaning set forth in ss.3(ee) below.

     "Spanish Subsidiaries" means Fleer and Torrents.

     "Statement of Net Working Capital" has the meaning set forth in ss.2(h) below.

     "Stockholders" has the meaning set forth in the preface above.

     "Surveys" has the meaning set forth in ss.5(g)(iii) below.

     "SWDA" has the meaning set forth in ss.3(aa)(v) below.

     "Tax" means any federal (US or Canadian), state, provincial, local, or foreign income, gross receipts, license, payroll, employment excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Terra Rouge" has the meaning set forth in the preface above.

     "Territory" has the meaning set forth in ss.6(d)(i) below.

     "Third Party Claim" has the meaning set forth in ss.8(d)(i) below.

     "Thompson Severance Payment" has the meaning set forth in ss.6(b)(viii) below.

     "Title Commitment" has the meaning set forth in ss.5(g)(i) below.

     "Title Company" has the meaning set forth in ss.5(g)(i) below.

     "Title Policy" has the meaning set forth in ss.5(g)(ii) below.

     "Torrents" means Dr. Torrents, S.A., a corporation constituted under the laws of Spain.

     "Torrents Shares" means the 500 Series B shares of the share capital of Torrents owned by IMI, as represented by share numbers 501 to 1000 (inclusive).

     "Transferred Employees" means those employees of Sellers listed on ss.5(h) of the Disclosure Schedule who accept Buyer's offer of employment.

     "Trust Stockholders" has the meaning set forth in the preface above.

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     "Wax" has the meaning set forth in the preface above.

     2. Purchase and Sale of Assets.

     (a) Purchase and Sale; Assumption of Liabilities. At the Closing, on and subject to the terms and conditions of this Agreement, Buyer agrees to purchase, and Sellers agree to sell to Buyer, the Acquired Assets and Buyer agrees to assume, pay or discharge all of the Assumed Liabilities. The Buyer will not assume or have any responsibility with respect to any other Liability of Sellers, IMI, Stockholders or their Affiliates.

     (b) Purchase Price. The Buyer agrees to pay Sellers at Closing US $217,210,500 subject to adjustment as set forth below (the "Purchase Price"). The Purchase Price is payable by Buyer as follows:

          (i) US $197,210,500 in immediately available funds shall be paid to Sellers in accordance with instructions provided by the Representatives to Buyer no fewer than two (2) business days prior to Closing;

          (ii) US $20,000,000 in immediately available funds shall be deposited with the Escrow Agent to be held and dispersed in accordance with the Escrow Agreement.

     (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McDermott Will & Emery LLP at 227 West Monroe Street, Chicago, Illinois, commencing at 9:00 a.m. local time as soon as practicable following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Sellers may mutually determine (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date.

     (d) Deliveries at the Closing. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in ss.7(b) below, (iii) Sellers will execute and deliver to Buyer assignments with respect to the Acquired Assets and such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request, (iv) Concord will deliver to Buyer stock certificates representing the IMI Shares, endorsed in blank and accompanied by duly executed stock powers or other such assignment documents or other evidence demonstrating conveyance of the IMI Shares to Buyer, (v) Buyer will execute and deliver to Sellers an assumption with respect to the Assumed Liabilities and such other instruments of assumption as Sellers and their counsel reasonably may request, and (iv) Buyer will deliver to Sellers the Purchase Price specified in ss.2(b) above.

     (e) Allocation. The Parties agree to allocate the Purchase Price among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit A and to file all Tax Returns consistent with such allocation).

     (f) Real Property Adjustments. The Purchase Price will be adjusted at Closing by apportioning as between the Buyer on the one hand and Sellers on the other hand as of the Closing Date all adjustments which are customarily made in transactions of purchase and sale of commercial real property including, all rents, profits, and other income (including prepaid rent and other amounts, if any, prepaid by tenants, in the nature of accounts of tenants for real property taxes, utilities and operating costs) and all real property taxes, service contracts, local improvement rates, utilities and other outgoings; with the result and effect that all costs relating to the Owned Real Property included in the Acquired Assets and all rents and other income and profits therefrom together with all other amounts recovered from tenants including, without limitation, recoveries for taxes, maintenance expenses, common area costs, for or in respect of periods up to but not including the Closing Date, will be to or for the account of Sellers, and for the account of the Buyer thereafter (the "Real Property Adjustments"). Sellers will prepare a written draft statement of the Real Property Adjustments to the Purchase Price hereunder and submit it to the Buyer at least five (5) business days before the Closing Date. Sellers and Buyer agree to readjust and recalculate the Real Property Adjustments made on Closing, if necessary, and in accordance with ss.2(h)(v) below. Arrears of rents and local improvement rates will be the responsibility of Sellers and will not be adjusted.

     (g) Dividend Adjustment. The Purchase Price will be reduced by any dividends or distributions made by the Spanish Subsidiaries to Sellers on or after June 30, 2004 (the "Dividend Adjustment"), which adjustment will be made at Closing and further adjusted, if necessary, in accordance with ss.2(h)(v), below.

     (h) Purchase Price Adjustments.

          (i) Within one hundred twenty (120) days after the Closing Date, Buyer shall deliver to the Representatives a statement of Net Working Capital Value prepared in the same manner as a year end audited balance sheet would be prepared ("Statement of Net Working Capital"). The United States dollar/Canadian dollar exchange rate used in the preparation of the Statement of Net Working Capital shall be the average United States dollar/Canadian dollar exchange rate as reported in The Wall Street Journal on the Closing Date and for the four preceding business days. In connection therewith, from and after Closing, Buyer shall provide the Representatives with reasonable access to all records and work papers necessary to compute and verify the Statement of Net Working Capital. The Statement of Net Working Capital as delivered to the Representatives shall be final and binding on the Parties for purposes of determining the Net Working Capital Value unless, within thirty (30) days after delivery to the Representatives, the Representatives deliver to Buyer a Dispute Notice. After delivery of a Dispute Notice, the Representatives and Buyer shall promptly negotiate in good faith with respect to the subject of the Dispute Notice, and if they are unable to reach an agreement within ten (10) business days after delivery to Buyer of the Dispute Notice, the dispute shall be submitted to the Independent Auditor. The Independent Auditor shall be directed to issue a final and binding decision within thirty (30) days of submission of the Dispute Notice, as to the issues of disagreement referred to in the Dispute Notice and not resolved by the Buyer and the Representatives. The Statement of Net Working Capital and the resulting calculation of the Net Working Capital Value, as so adjusted by agreement or by the Independent Auditor (if required), shall be final and binding on the Parties.

          (ii) The fees and expenses of the Independent Auditor retained as a result of any dispute related to any statement shall be allocated equally between Buyer on the one hand and Sellers and Stockholders (excluding the Trust Stockholders), as a group, on the other hand. The full force and effect of the representations and warranties shall in no way be diminished by the adjustment to the Purchase Price pursuant to the Statement of Net Working Capital.

          (iii) To the extent the Net Working Capital Value is less than CDN $19,300,000, an amount equal to the deficiency shall be transferred from the Escrow Account to the Buyer within five (5) business days after the final determination of the Statement of Net Working Capital and the resulting calculation of the Net Working Capital Value.

          (iv) To the extent the Net Working Capital Value is greater than CDN $21,300,000, an amount equal to the excess shall be paid by Buyer in immediately available funds to Sellers as directed by and to an account(s) designated by the Representatives within five (5) business days after the final determination of the Statement of Net Working Capital and the resulting calculation of the Net Working Capital Value.

          (v) The Statement of Net Working Capital shall also include a recalculation of the Real Property Adjustments and the Dividend Adjustment. Any dispute as to the recalculation of the Real Property Adjustment or the Dividend Adjustment and the timing of payments due the Buyer or Sellers resulting therefrom shall be treated in the same manner as determination and payment of the Net Working Capital Value set forth above in this ss.2(h).

     (i) Nonassignable Contracts.

          (i) To the extent that the assignment by Sellers of any sales order, purchase order, lease or other contract included in the Assumed Liabilities or Acquired Assets is not permitted without (A) the consent of the other party to the contract, (B) the approval of Buyer as a source of the products or services called for by such contract or (C) the approval of Buyer as a lessee, then this Agreement shall not be deemed to constitute an assignment or an attempted assignment of the same, if such assignment or attempted assignment would constitute a breach thereof. However, unless otherwise agreed as to any particular contract or order (or class thereof), Sellers and Stockholders (excluding the Trust Stockholders) shall use their best efforts to obtain any and all such consents, approvals and novations before and after Closing.

          (ii) If any necessary consent, approval or novation is not obtained, Sellers and Stockholders shall cooperate with Buyer in any reasonable arrangement designed to provide Buyer with all of the benefits under such contract, lease or order as if such consent, approval or novation had been obtained, including subleases from Sellers and, undertakings by Buyer of the work necessary to complete contracts as the agent of Sellers, including Buyer performing in the name of Sellers all obligations and benefits thereunder for the benefit and account of Buyer, and with the understanding that Sellers shall then invoice the customer for services rendered and promptly remit the amount of the receivable to Buyer. Nothing herein shall excuse Sellers and Stockholders (excluding the Trust Stockholders) from responsibility for any of their representations and warranties or covenants hereunder.

     (j) Appointment of Representatives. Each Stockholder hereby appoints a committee consisting of Howard Smuschkowitz, Serge Nusbaum, and Bruce Weiner (the "Representatives") the attorney-in-fact of such Stockholder, with full power and authority, including power of substitution, acting in the name of and for and on behalf of such Stockholder to (i) give and receive notices and communications made pursuant to this Agreement, (ii) to amend or waive any provision to this Agreement, (iii) to execute a consent pursuant to the corporate and limited liability company statutes in respect of Sellers and any Stockholder that is an entity in connection with any such amendment or waiver as proxy for such Stockholders, (iv) to terminate this Agreement, (v) to execute and deliver the Escrow Agreement in the form attached as Exhibit B (the "Escrow Agreement") with such changes as the Representatives deem necessary or appropriate and shall have all of the rights and shall perform all of the obligations of the Representatives as set forth in the Escrow Agreement, (vi) to pursue, defend, and settle on behalf of all Stockholders any indemnification claims after the Closing, or (vii) to do all other things and to take all other action under or related to this Agreement which, in its discretion, it may consider necessary or proper to effectuate the acquisition of the Acquired Assets as contemplated under the Agreement and to resolve any dispute with Buyer over any aspect of this Agreement or any other agreement entered into by the Parties pursuant to this Agreement, and on behalf of such Stockholder, to enter into any agreement to effectuate any of the foregoing, which shall have the effect of binding such Stockholder as if such Stockholder had personally entered into such an agreement; provided, however, that all actions taken or decisions made by the Representatives on behalf of Stockholders shall be taken or made in a manner which is ratably and equitably amongst all Stockholders. The Representatives shall act by a majority vote of the members of the committee. This appointment and power of attorney shall be deemed as coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be subject to termination by operation of law, whether by the death or incapacity or liquidation or dissolution of any Stockholder or the occurrence of any other event or events and the Representatives may not terminate this power of attorney with respect to any Stockholder or such Stockholder's successors or assigns without the consent of Buyer. Each Stockholder agrees to hold the Representatives harmless from any and all loss, damage or Liability and expenses (including legal fees) which such Stockholder may sustain as a result of any action taken in good faith by the Representatives. No bond shall be required of the Representatives, and the Representatives shall receive no compensation for his or her services. Upon the death, disability or resignation of Howard Smuschkowitz, his successor shall be David Smuschkowitz; upon the death, disability or resignation of Serge Nusbaum, his successor shall be Diane Nusbaum; and upon the death, disability or resignation of Bruce Weiner, his successor shall be L. Jeanine Weiner.

     (k) Stockholder Consent. Each Stockholder hereby consents to and approves the execution and delivery of this Agreement and the sale of the Acquired Assets in accordance with the applicable corporate and limited liability company statutes that govern Sellers and Stockholders that are entities. Notwithstanding anything contained in this Agreement, the Trust Stockholders have executed and delivered this Agreement only for the purposes of (i) providing their consent and approval as provided in this ss.2(k) and (ii) providing certain indemnification as set out in ss.8 hereof. For greater certainty, the trustees of the Trust Stockholders shall have no personal liability in their capacity as trustees.

     (l) Uncollected Accounts Receivable. In the event that in connection with determination of the Net Working Capital Value Buyer has written-off (excluding any write-off for customer and similar deductions as set out in ss.3(q) hereof) an Account Receivable by reason of uncollectibility then, upon written request from Sellers, Buyer agrees to re-assign and convey to Sellers such Account Receivable.

     (m) Mortgages. The Owned Real Property is subject to charges/mortgages which are not to be assumed by the Buyer on completion. If discharge(s) are not available in registrable form on Closing, the Buyer agrees to accept Sellers' lawyer's personal undertaking to obtain, out of the funds payable on Closing, a discharge of each mortgage in registrable form and to register same on title within 60 days after Closing, provided that on or before Closing Sellers shall provide to Buyer a mortgage statement prepared by each mortgagee setting out the balance required to obtain the discharge, together with a direction executed by Sellers directing payment to each such mortgagee of the amount required to obtain the relevant discharge out of the balance due on Closing.

     3. Representations and Warranties of Sellers and Stockholders. Each Seller and Stockholder, jointly and severally, represents and warrants to Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the Disclosure Schedule attached hereto as Exhibit C (the "Disclosure Schedule").

     (a) Organization, Qualification, and Corporate Power. Each Seller, IMI and Stockholder that is an entity is a corporation or limited liability company duly organized, validly existing, and in good standing (in respect of any entities organized under the laws of the United States) under the laws of the jurisdictions of its organization. Each Seller and IMI is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Except as otherwise specifically set out in this Agreement, each Seller and IMI has full corporate power and authority and all licenses, permits, and authorizations necessary to operate and carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) Authorization of Transaction. Each Seller and Stockholder has full power and authority (including full corporate power and authority, as applicable) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by each Seller and Stockholder that is an entity and has been duly and validly executed and delivered by each Seller and each Stockholder. This Agreement constitutes the valid and legally binding obligation of each Seller and Stockholder, enforceable in accordance with its terms and conditions except as may be limited by (a) bankruptcy, insolvency and other laws of general application, and (b) general equitable principles. Except as set out in this Agreement, no Seller or

Stockholder need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order to consummate the transactions contemplated by this Agreement.

     (c) Noncontravention. Except as set forth in ss.3(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which a Seller or Stockholder or IMI is subject or any provision of the charter or bylaws of such Seller or Stockholder which is an entity or IMI, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, note, bond, mortgage, lease, license, instrument, or other arrangement or instrument to which a Seller or Stockholder or IMI is a party or by which it is bound or to which any of its assets is subject and which is required to be disclosed in ss.ss.3(n), 3(o), and 3(s), (iii) result in the creation or imposition of any Security Interest on the Acquired Assets, (iv) result in termination or any impairment of or result in the imposition of any material restriction or expense on the Business or any of the Acquired Assets under, any permit, license, franchise, certificate, consent, authorizations or approvals issued to Sellers or IMI, or (v) constitute an event which, after notice or lapse of time or both, would result in any conflict, breach, violation, default, requirement, loss, creation or imposition of any Security Interest, termination or impairment or similar event described in (i) through (iii).

     (d) Brokers' Fees. No Seller or Stockholder or Affiliate thereof has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

     (e) Ownership of Sellers. The entire authorized capital stock of each of the Sellers and each Direct Stockholder that is an entity is set forth in ss.3(e) of the Disclosure Schedule. The Persons that hold of record or beneficially own the issued and outstanding shares of capital stock of each Seller and Direct Stockholder that is an entity, together with the number of shares so held or owned, are set forth in ss.3(e) of the Disclosure Schedule.

     (f) IMI and Spanish Subsidiaries. The entire authorized capital stock of IMI is set forth on ss.3(f) of the Disclosure Schedule. All of the issued and outstanding capital stock of IMI has been duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with applicable securities laws. The IMI Shares are held of record by Concord and at Closing will be free and clear of all Security Interests. Other than the Shares, IMI holds, owns or has no other interest in any other assets and has no liabilities other than arising through the ownership of the Shares. IMI has not conducted any business over the past five (5) years other than the holding of the Shares. The Shares represent and constitute a fifty percent (50%) ownership interest in each of the Spanish Subsidiaries. The Shares have been duly authorized, are validly issued, fully paid-in, and the Shares are held of record by IMI free and clear of all Security Interests (or will be free and clear of all Security Interests at Closing). The Shares are subject to those restrictions set out in the Spanish corporate law ("Ley de Sociedadas Anominas") and as set out in the By-laws of the Spanish Subsidiaries. The transfer of the IMI Shares will not be subject to the consent or right of first refusal of any shareholder of the Spanish Subsidiaries. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any character, whether written or oral, that would require IMI or the Spanish Subsidiaries to issue, sell, redeem, acquire or otherwise cause to become issued any additional capital stock or shares, respectively. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights or obligations to pay any dividend or make any distribution on the issued shares of IMI or the Spanish Subsidiaries. ss.3(f) of the Disclosure Schedule sets forth any and all dividends or distributions made on the Shares since January 1, 2001. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of IMI or the Shares. To the Knowledge of Stockholders and Sellers, there are no obligations of or for any Seller to make or contribute additional capital or assets to the Spanish Subsidiaries or any outstanding capital call with respect to the Shares. To the Knowledge of Stockholders and Sellers, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any law of any government, government agency or court to which the Spanish Subsidiaries is subject or any provision of the bylaws of the Spanish Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Spanish Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). To the Knowledge of Stockholders and Sellers, none of the Spanish Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, government agency or court or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

     (g) Title to Assets. Each Seller has good and marketable beneficial title to, or a valid leasehold interest in, the properties and assets (including IMI Shares) used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, which at Closing will be free and clear of all Security Interests, except for Permitted Encumbrances and properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet or as otherwise provided in this Agreement. Without limiting the generality of the foregoing, except for Permitted Encumbrances Sellers have good and marketable title to all of the Acquired Assets, which at Closing will be free and clear of any Security Interest or restriction on transfer. Except for the Excluded Assets, the Acquired Assets are all of the assets used to operate the Business as presently being conducted.

     (h) Subsidiaries. Other than a Seller, IMI or a Spanish Subsidiary, none of the Sellers has any subsidiaries, nor do they own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

     (i) Financial Statements.

          (i) Attached as ss.3(i)(i) of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"):
     (i) audited financial statements as of and for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 for each of Concord (and its consolidated subsidiaries), Torrents and Fleer, (ii) unaudited financial statements as of and for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 for Terra Rouge,
     (iii) unaudited balance sheets and income statements as of and for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 for Alpharetta, (iv) unaudited balance sheets and statements of income as of and for the six months ended June 30, 2004 for each of Concord (and its consolidated subsidiaries), Terra Rouge and Alpharetta and (v) unaudited balance sheets and statements of income as of and for the five months ended May 31, 2004 for each of Torrents and Fleer (collectively, the "Most Recent Financial Statements"). Except as set forth on ss.3(i)(i) of the Disclosure Schedule, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of each Seller and its subsidiaries as of such dates and the results of operations of each Seller and its subsidiaries for such periods are correct and complete, and are consistent with the books and records of Sellers (which books and records are correct and complete).

          (ii) Attached as ss.3(i)(ii) of the Disclosure Schedule is certain additional financial information (the "Financial Information"). The Financial Information presents fairly in all respects the financial results and information included therein and is correct and complete, and are consistent with the books and records of Sellers (which books and records are correct and complete) and recorded as expenses in the Financial Statements in the applicable years.

     (j) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in ss.3(j) of the Disclosure Schedule, since December 31, 2003, each Seller has operated its Business in the Ordinary Course of Business and there has not been a Material Adverse Change with respect to the Business. Without limiting the generality of the foregoing, with respect to the Business, since December 31, 2003:

          (i) no Seller has sold, leased, transferred, or assigned (or entered into any agreement to do the foregoing) any of its assets or property, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) no Seller has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than US $50,000, which has not otherwise been fully satisfied or terminated;

          (iii) no Seller has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than US $50,000 to which any Seller is a party or by which it is bound, which has not otherwise been fully satisfied or terminated;

          (iv) no Seller has imposed any Security Interest upon any of its assets, tangible or intangible, property, personal or real;

          (v) no Seller has made any capital expenditure (or series of related capital expenditures) involving more than US $50,000;

          (vi) no Seller has made any capital investment in, any loan to, or any acquisition of the securities, property or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than US $50,000;

          (vii) no Seller has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

          (viii) no Seller has delayed or postponed the payment of accounts payable and other Liabilities or accelerated the payment of receivables;

          (ix) no Seller has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than US $50,000;

          (x) no Seller has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of a Seller;

          (xii) the Sellers have not experienced damage, destruction, or loss (whether or not covered by insurance) to its real or personal property in an aggregate amount greater than US $10,000;

          (xiii) no Seller has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (xiv) no Seller has entered into any employment contract which provides for base compensation in excess of US $50,000 or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xv) no Seller has granted any increase in excess of five percent (5%) in the compensation, bonus, sales commissions or fee arrangements payable to any of its directors, officers, employees, consultants or agents;

          (xvi) no Seller has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, equity compensation, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees or made any commitment to do so (or taken any such action with respect to any other Employee Benefit Plan);

          (xvii) no Seller has made any other change in employment terms for any of its directors, officers, and employees who receive base compensation in excess of US $50,000;

          (xviii) there has been no change in accounting or tax accounting methods or practices (including any change in depreciation or amortization or capitalization rates or policies) by a Seller or the revaluation of any assets;

          (xix) to the Knowledge of Sellers and Stockholders, there has been no commencement of or notice to or the threat of commencement of any lawsuit or proceeding against or investigation of a Seller; and

          (xx) no Seller or any officer, director, employee or agent thereof has negotiated agreed or committed to do any of the foregoing which would bind any of the Parties.

     (k) Undisclosed Liabilities. No Seller or IMI has any Liability except for
(i) Liabilities reflected in the Financial Statements (including the notes thereto) in accordance with GAAP, (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and (iii) Liabilities under this Agreement disclosed or permitted in this Agreement or incurred in connection with the transactions contemplated hereby.

     (l) Legal Compliance. Each Seller and their respective predecessors and Affiliates has complied, and is in compliance, in all material respects with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, provincial, state, local and foreign governments, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has, to the Knowledge of Sellers or Stockholders, been threatened, filed or commenced against it alleging any failure so to comply (which is outstanding or has not been fully satisfied).

     (m) Tax Matters.

          (i) Each Seller and IMI has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of Sellers and IMI (whether or not shown on any Tax Return) have been paid. None of Sellers or IMI currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Sellers or IMI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Sellers or IMI that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Each Seller and IMI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Stockholder or director or officer (or employee responsible for Tax matters) of any of Sellers or IMI is aware of any authority assessing or proposing to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of Sellers or IMI either (A) claimed or raised by

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     any authority in writing or (B) as to which any of the Stockholders and the directors and officers (and employees responsible for Tax matters) of Sellers or IMI has Knowledge based upon personal contact with any agent of such authority.

          (iv) Sellers have delivered to Buyer copies of all federal, state, local, and foreign income Tax Returns filed with respect to IMI for taxable periods ended on or after December 31, 2000. ss.3(m)(iv) of the Disclosure Schedule lists all Tax Returns of IMI for taxable periods ended on or after December 31, 2000 that have been audited or that currently are the subject of audit. Sellers have delivered to Buyer correct and complete copies of all examination reports, and statements of deficiencies assessed against, or agreed to by IMI since December 31, 2000. IMI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The unpaid Taxes of IMI (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of IMI in filing its Tax Returns.

          (vi) IMI is not a "United States real property holding corporation" within the meaning of Code ss.897(c)(2).

          (vii) IMI will not be required, as a result of (A) a change in accounting method for a taxable period beginning on or before the Closing Date, to include any adjustment under Code ss.481(c) (or any similar provision of state, local or foreign law) in taxable income for any taxable period beginning on or after the Closing Date, or (B) any "closing agreement" as described in Code ss.7121 (or any similar provision of state, local or foreign law), to include any item of income in or exclude any item of deduction from any taxable period beginning on or after the Closing Date.

          (viii) IMI is not a party to any Tax allocation or sharing agreement. Except as set forth in ss.3(m) of the Disclosure Schedule, since its acquisition by Concord in 1998 IMI has never (A) been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) had any Liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (ix) Sellers which are organized or operating in Canada are registered for purposes of the GST Legislation.

          (x) With respect to each Acquired Asset, either the particular Acquired Asset is owned and being sold under this Agreement by a person who is not a non-resident of Canada for purposes of the Income Tax Act (Canada) or is not Canadian Property of a Seller who is a non-resident of Canada for purposes of that Act.

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     (n) Real Property.

          (i) ss.3(n)(i) of the Disclosure Schedule sets forth the address and legal description of the Owned Real Property. With respect to the Owned Real Property:

          (1) A Seller has good and marketable beneficial fee simple title, free and clear of all liens and encumbrances, except Permitted Encumbrances;

          (2) Except as set forth in ss.3(n)(i) of the Disclosure Schedule, no Seller has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

          There are no outstanding contracts, options, rights of first offer or rights of first refusal or other rights to purchase such Owned Real Property or any portion thereof or interest therein.

          (ii) ss.3(n)(ii) of the Disclosure Schedule sets forth the address of the Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to the lease document). Each Seller has delivered to Buyer a true and complete copy of the Leases (including any amendments, addendums, or other modifications thereto). Except as set forth in ss.3(n)(ii) of the Disclosure Schedule, with respect to each Lease:

          (1) The Lease is legal, valid, binding, enforceable and in full force and effect;

          (2) The transaction contemplated by this Agreement does not require the consent of any other party to the Lease, will not result in a breach of or default under the Lease, and will not otherwise cause the Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

          (3) The Seller's possession and quiet enjoyment of the Leased Real Property under the Lease has not been disturbed, and Sellers do not have, and to the Knowledge of Sellers and Stockholders, no other party has any disputes with respect to such Lease;

          (4) Sellers are not and, to the Knowledge of Sellers, no other party to the Lease is in breach or default under the Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under the Lease;

          (5) No Seller owes, nor will owe in the future, any brokerage commissions or finder's fees with respect to the Lease;

          (6) The other party to the Lease is not an Affiliate of, and otherwise does not have any economic interest in, a Seller;

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

          (7) No Seller has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; and

          (8) As of Closing, no Seller will have collaterally assigned or granted any other Security Interest in the Lease or any interest therein and such Seller's leasehold interest will be free and clear of all Security Interests.

          (iii) The Owned Real Property identified in ss.3(n)(i) of the Disclosure Schedule, the Leased Real Property identified in ss.3(n)(ii) (collectively, the "Real Property") comprise all of the real property used in the Business, and no Seller is a party to any agreement or option to purchase or lease any real property or interest therein.

          (iv) All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the Real Property (the "Improvements") were in compliance with all applicable laws at the time of installation and are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the Business. There are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere with the use or occupancy of the Improvements or any portion thereof in the operation of the Business as currently conducted thereon. All Improvements are served with utilities and other services necessary for the operation of the Business, including gas, electric, water, sewer (sanitary and storm) and telephone, all of which are adequate and in compliance with all applicable Laws and are provided in public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of Real Property. Each parcel of the Real Property abuts on and has direct access to a public road, or has access thereto via a permanent, irrevocable appurtenant easement benefiting the parcel of Real Property.

          (v) There is no condemnation, expropriation or other proceeding in eminent domain pending or threatened, affecting any parcel of Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the Real Property or any portion thereof, or the operation of Sellers' business as currently conducted thereon.

          (vi) The Real Property is in material compliance with all applicable building, zoning, subdivision, environmental, health and safety and other land use laws, and all insurance requirements affecting the Real Property (collectively, the "Real Property Laws"), and the current use and occupancy of the Real Property and operation of Seller's business thereon does not violate any Real Property Laws or is in legal non-compliance therewith. No

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

     Seller has received any notice of violation of any Real Property Law which is outstanding or remains unsatisfied and to the Knowledge of Sellers there is no basis for the issuance of any such notice or the taking of any action for such violation. To the Knowledge of Sellers and Stockholders there is no pending or anticipated change in any Real Property Law that will have a Material Adverse Effect on the ownership, lease, use or occupancy of any Real Property or any portion thereof in the continued operation of the Seller's business as currently conducted thereon.

          (vii) Terra Rouge and/or Concord maintains, and is in good standing in respect of such fire, boiler, public liability, property damage and rental insurance covering the Real Property owned or leased by it as would be maintained by a prudent owner of a similar class building, which insurance in respect of loss or damage to the buildings forming a part of the Real Property is in an amount at least equal to the replacement value thereof.

          (viii) No portion of the buildings located on the Real Property encroaches upon any land owned by an adjacent land owner, except as disclosed in the Surveys. There are no restrictive covenants, municipal by-laws or other laws or regulations which in any way restrict or prohibit the use of the Real Property for the purposes for which it is presently being used or permit such use as legally non-conforming, other than the Permitted Encumbrances.

          (ix) The buildings and all other structures located on the Owned Real Property have been constructed in accordance with plans and specifications approved by all relevant governmental authorities.

     (o) Intellectual Property.

          (i) Other than as provided in ss.3(o)(i) of the Disclosure Schedule, no Seller has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and, in the past six (6) years no Seller has received or made any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, re-examination, cancellation, opposition, or violation (including any invitation to license or claim that any of Sellers must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of each Seller, Stockholder and officer and director of Sellers, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property.

          (ii) ss.3(o)(ii) of the Disclosure Schedule identifies each patent, trademark or copyright registration which is currently used by any of Sellers with respect to any of its Intellectual Property, identifies each pending patent application, trademark application or copyright application for registration which any of Sellers own with respect to any of such Intellectual Property, and identifies each license, agreement, or other permission which any of Sellers has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). To the extent Sellers and their agents and Affiliates are in possession of the same, Sellers have delivered or made available to the Buyer correct and

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

     complete copies of all such patents, trademarks, copyrights, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. ss.3(o)(ii) of the Disclosure Schedule also identifies each trade name, domain name or unregistered trademark used by any of Sellers in connection with any of its businesses. Except as set forth in ss.3(o)(ii) of the Disclosure Schedule, with respect to such patent, trademark, copyright, registration, trade name, domain name or unregistered trademark of Sellers in the United States and Canada, and to the Knowledge of Sellers and Stockholders with respect to the other countries listed in ss.3(o)(ii) of the Disclosure Schedule:

          (1) Sellers possess all right, title, and interest in and to the Intellectual Property, free and clear of any Security Interest (or will be free and clear of any Security Interest at Closing), license, or other restriction;

          (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, and has not been cancelled, adjusted invalid or lapsed;

          (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Sellers, is threatened which (i) challenges the legality, validity, enforceability, use, or ownership of the item, or (ii) questions any of Sellers' title to or claims any ownership of any of the rights thereto;

          (4) Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item;

          (5) each of the trademarks identified in ss.3(o)(ii) of the Disclosure Schedule as being "in use" is in use in its respective country; and

          (6) each pending or issued patent or trademark identified in ss.3(o)(ii) of the Disclosure Schedule as being used by any of Sellers is recorded with the appropriate governing body as owned by that Seller or otherwise such Seller shall provide documents to permit such recordation.

          (iii) In connection with the Business, Sellers do not use any Intellectual Property that is owned by a third party, except for software licensed in the Ordinary Course of Business.

     (p) Tangible Assets. Each tangible asset of Sellers used in the Business with a value in excess of US $500 is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (q) Accounts Receivable. Attached hereto as Schedule ss.3(q) is an accurate and complete list of all Accounts Receivable (as hereafter defined) of Sellers as of June 30, 2004. All accounts receivable and notes payable of Sellers

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

relating to the Business that are reflected on the Books and Records of Sellers as of the Closing Date (net of reserves for such accounts prepared in accordance with GAAP)(collectively, the "Accounts Receivable") represent or will represent on the Closing Date valid obligations arising from sales actually made or services actually performed by Sellers in the Ordinary Course of Business. The pricing and invoices for each of the products sold by Sellers represent the full amounts due in connection with the sale of such products and no payment or remuneration for such products is to be made to any Person other than Sellers. There is no contest, claim, penalties or right of set-off with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable (in excess of current reserves). Accounts Receivable are stated net of reserves made in accordance with GAAP for bad debt, returns, rebates and all other customer deductions.

     (r) Inventories. The inventory of Sellers consists of raw materials and packaging, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable quality and quantity usable or salable at regular list prices (less the applicable customer discounts in the Ordinary Course of Business, as applicable) are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by Sellers therefor, materially conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements. The quantities of all inventories, materials, and packaging of Sellers are not obsolete, discontinued, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of Sellers.

     (s) Contracts. ss.3(s) of the Disclosure Schedule lists the following contracts and other agreements to which any Seller is a party:

          (i) any agreement (or group of related agreements) for the lease of personal or real property to or from any Person;

          (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a material loss to any of Sellers, with respect to the Business, or involve consideration in excess of US $50,000;

          (iii) any agreement concerning a partnership, joint venture, cooperative development or other similar arrangement;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of US $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible, or property, real or personal;

          (v) any agreement concerning confidentiality or noncompetition other than Sellers' standard employee agreement;

          (vi) any agreement with any of Stockholders and their Affiliates;

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining or union contract or agreement;

          (ix) any written agreement for the employment of any individual on a full-time, part-time or consulting basis or for any retention bonus, indemnification, severance or any change of control or golden parachute agreement;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

          (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of the Business;

          (xii) any agreement for the purchase of any machinery or capital assets, or the incurrence of any capital expenditure (including, but not limited to, expenditures for the construction or material modification of any structure) involving in excess of US $50,000 per agreement;

          (xiii) any purchase order or other agreement for the purchase of materials, supplies or services other than in the Ordinary Course of Business;

          (xiv) any license, distribution, dealership, marketing, sales agent, sales representative, franchise or similar agreements relating to or providing for the marketing and/or sale of the products or services;

          (xv) any indenture, mortgage, note, bond or other evidence of indebtedness, or any credit or similar agreement; and any guarantee of or agreement to acquire any such obligation of any other Person; and any letters of credit or performance bonds other than those in favor of Sellers;

          (xvi) any agreement which restricts Sellers from entering into any line of business or any agreement which contains geographic restrictions on the ability of Sellers to conduct business activities;

          (xvii) any contract, license or other agreement with respect to the Intellectual Property, including any which create obligations to make royalty payments in respect of the Intellectual Property;

          (xviii) any contract giving any party the right to renegotiate or require a reduction in price or refund of payments previously made other than in the operation of the Business in the Ordinary Course of Business;

          (xix) contracts with any government or government agency or with any Person in connection with such Person's contract with any government or government agency;

          (xx) any agreement for the sale of products or services containing warranty or guarantee obligations which represent material deviations from those which are included in the standard terms and conditions of sale in connection with the Business;

          (xxi) all contracts relating to the cleanup, abatement or other actions in connection with any Hazardous Material, the remediation of any existing environmental liabilities, violation of any Environmental Laws or relating to the performance of any environmental study or audit; or

          (xxii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of US $50,000.

     Sellers have delivered or made available to Buyer a correct and complete copy of each written agreement listed in ss.3(s) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(s) of the Disclosure Schedule. With respect to each such agreement, except as set forth in ss.3(s) of the Disclosure Schedule (subject to bankruptcy, insolvency and other laws of general application): (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above, subject to consent to assignment as identified); (C) Sellers are not and, to the Knowledge of Sellers and Stockholders, any other party thereto is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     Except as provided in ss.3(s) of the Disclosure Schedule none of the Sellers is currently a party to any agreement with any of the current or former officers, directors, stockholders, managers, members or employees of Sellers, Stockholders or any relative or any relation or Affiliate of such Persons.

     IMI is not a party to any agreement other than agreements in respect of the Shares.

     (t) Insurance. ss.3(t) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including, without limitation, policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of Sellers is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years:

          (i) the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number of the period of coverage; and

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

          (iv) the scope (including an indication of whether the coverage is as a claims make, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage and all insurance loss runs for the past three years.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);
(C) neither any of Sellers nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of Sellers has been covered during the past two (2) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. ss.3(t) of the Disclosure Schedule describes any self insurance arrangements affecting Sellers.

     (u) Litigation. Except as set forth on ss.3(u) of the Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any government, government agency or court against or involving Sellers, Stockholders or against or involving any of the properties, assets or business of Sellers. Except as set forth on ss.3(u) of the Disclosure Schedule, there are no actions, suits, proceedings, inquiries, investigations or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of Sellers and Stockholders, threatened against or involving Sellers, Stockholders, or any of its or their present directors, or any of the assets or business of Sellers. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Sellers and Stockholders, threatened against or affecting Sellers, Stockholders or any of their present or officers, directors, or any of the assets or business of Sellers relating to the transactions contemplated by this Agreement. Except as set forth on ss.3(u) of the Disclosure Schedule (and for litigation and claims involving Intellectual Property set forth on ss.3(o)(i)) of the Disclosure Schedule, all litigation and claims identified on ss.3(u) of the Disclosure Schedule are covered in full by the liability insurance of Sellers (subject to applicable deductibles) and are being defended by and at the sole cost of the liability insurance carrier of Sellers. No complaint, grievance, claim, work order or investigation has been filed, made or commenced against Sellers and is currently outstanding in respect of or affecting the Business pursuant to the Ontario Human Rights Code, the Occupational Health & Safety Act, the Workplace Safety and Insurance Act (Ontario), the Employment Standards Act or the Pay Equity Act, in each case of the Province of Ontario, or any similar legislation of Canada, the Province of Ontario or of any other jurisdiction.

     (v) Product Warranty. ss.3(v) of the Disclosure Schedule includes copies of the standard terms and conditions of sale for each of Sellers (containing applicable guaranty, warranty, and indemnity provisions). No product manufactured, sold, leased, or delivered by any of Sellers is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

     (w) Product Liability. The Sellers collectively, do not have Liabilities in excess of $10,000 in the aggregate arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Business.

     (x) Employees. Set forth in ss.3(x) of the Disclosure Schedule is a complete and correct list of each employee of Sellers (collectively, the "Business Employees") together with the following information for each such non-union employee: name, age, position, number of years of service, 2003 base compensation, 2003 bonus compensation, 2004 base compensation, any special compensation arrangements, vacation entitlement and whether such employee is on any approved or statutory leave. Except as set forth in ss.3(x) of the Disclosure Schedule, to the Knowledge of any of Sellers and Stockholders and the directors and officers (and employees with responsibility for employment matters) of Sellers, no executive, key employee, or group of employees has any plans to terminate employment with any of Sellers. Except as set forth in ss.3(x) of the Disclosure Schedule, the employment of each employee of Seller working in the United States is at will and the employment of each employee of Seller working in Canada is terminable at any time on statutory notice and notice in accordance with applicable law. Except as set forth in ss.3(x) of the Disclosure Schedule, no Seller is a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, lock outs, work disruptions, grievances, claims of unfair labor practices, or other collective bargaining disputes with respect to the Business. No Seller has Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to any employees of the Business. Sellers comply and have complied in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment standards, employment discrimination, employee classification, unfair labor practices, workers' compensation, family and medical leave, the Immigration Reform and Control Act, pay equity and occupational safety and health requirements and have complied with all employment agreements, and no claims, controversies, investigations, or suits are pending or, to the Knowledge of Sellers, threatened with respect to such laws or agreements, either by private individuals or by governmental agencies.

     (y) Employee Benefits. ss.3(y) of the Disclosure Schedule lists each Employee Benefit Plan that each Seller maintains or to which a Seller contributes or that covers employees of Sellers:

          (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been established, maintained, funded, invested and administered in accordance with the terms of such Employee Benefit Plan and any applicable collective agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code for employees in the United States and other applicable laws.

          (ii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been timely made to each such Employee Benefit Plan which is a qualified Employee

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

     Pension Benefit Plan. All premiums or other payments which are due have been paid with respect to each such Employee Benefit Plan.

          (iii) For employees in the United States, each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code ss.401(a) and each remains so qualified; nothing has occurred with respect to the operation of any qualified plan that could cause a loss of such qualification or exemption or the imposition of any material liability under ERISA or the Code; each such Employee Benefit Plan has been timely amended for the Economic Growth and Tax Relief Reconciliation Act of 2001 and tested to ensure compliance with the qualification requirements under the Code (in a manner that takes into account the affiliations among Sellers).

          (iv) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending.

          (v) For employees in the United States, none of the Employee Benefit Plans is a Multiemployer Plan, or is subject to Title IV of ERISA.

          (vi) No Employee Benefit Plan contains any provision that would accelerate or vest any benefit or require severance, termination or other payments or trigger any liabilities or any full or partial wind-up as a result of the transactions this Agreement contemplates; Sellers have not declared or paid any bonus or incentive compensation related to the transactions this Agreement contemplates.

          (vii) In respect of employees in the United States, all group health plans of Sellers and their ERISA Affiliates comply and have complied with the requirements of Part 6 of Title I of ERISA ("COBRA") and Part 7 of Title I of ERISA ("HIPAA"); no current or former employee of Sellers (or beneficiary of such employee) is entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable law requires.

          (viii) In respect of employees in Canada, none of the Employee Benefit Plans is a defined benefit or supplemental retirement plan under the pension laws under applicable Canadian laws.

     (z) Guarantees. None of Sellers is a guarantor or otherwise is liable for any Liability pertaining to the Business or obligation (including indebtedness) of any other Person pertaining to the Business.

     (aa) Environmental, Health, and Safety Matters.

          (i) Each of Sellers, and their respective predecessors and Affiliates has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

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

          (ii) Without limiting the generality of the foregoing, each Seller and their respective Affiliates has obtained or made and complied with, and is in compliance with, in all material respects all permits, licenses, other authorizations and registrations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the ss.3(aa)(ii) of the Disclosure Schedule.

          (iii) No Seller, or, to the Knowledge of Sellers and Stockholders, their respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under or related to Environmental, Health, and Safety Requirements, which has not otherwise been fully satisfied.

          (iv) Except as set forth in ss.3(aa) of the Disclosure Schedule, none of the following exists at any property or facility owned or operated by
     Sellers: (1) underground storage tanks (including any fully or partially buried tanks or vessels), (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or waste disposal areas, including any area where waste has been deposited such that the use of property could be restricted.

          (v) Except as set forth on ss.3(aa) of the Disclosure Schedule, no Seller, or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Substances, including without limitation any Hazardous Substances, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and ------ ---- Safety Requirements.

          (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" provisions arising under any Environmental, Health, and Safety Requirements.

          (vii) No Seller or its Affiliates, or, to the Knowledge of Sellers and the Stockholders, or any of their respective predecessors has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for investigation, corrective or remedial action (including monitoring), of any other Person relating to Environmental, Health, and Safety Requirements.

          (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of Sellers or its Affiliates, or, to the Knowledge of Sellers and the Stockholders, or any of their respective predecessors will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite presence, release or threatened release of any Hazardous Substances, personal injury, property damage or natural resources damage.

          (ix) Copies of all material information, data, reports, material correspondence (including to and from government agencies, banks or financial institutions) and other documents relating to environmental, health and safety matters with respect to the facilities and the operation of the Business have been provided or made available to Buyer.

     (bb) Books and Records. Each Seller has made and kept (and given Buyer access to) business records, minutes, financial books and records, sales order files, purchase order files, engineering order files, warranty and repair files, supplier lists, customer lists, dealer, representative and distributor lists, which, in reasonable detail, and fairly and in all material respects, reflect the activities of such Seller (the "Books and Records"). No Seller has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in its normally maintained Books and Records.

     (cc) Unlawful Payments. No Seller, nor any officer, employee, stockholder, agent or representative of a Seller, nor, any Person associated with or acting for or on behalf of a Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for the Business for contracts secured, (ii) to pay for favorable treatment for the Business for business or contracts secured, (iii) to obtain special concessions or for special concessions already obtained for the Business, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the Books or Records of Sellers.

     (dd) Backlog. ss.3(dd) of the Disclosure Schedule lists all pending customer orders relating to the Business for Sellers as of the date set forth on ss.3(dd) of the Disclosure Schedule. All such customer orders were entered into in the Ordinary Course of Business, consistent with past practice. No such customer orders are at prices which, based on the past experience of Sellers and current and anticipated costs, are or can reasonably be expected to result in
(i) a material loss to Sellers or (ii) a five percent (5%) or more reduction in gross margins for every SKU relative to the gross margins for such SKU on sales to the same or similar customers on and after January 1, 2004 (or otherwise consistent with the Ordinary Course of Business if such sales information is not available).

     (ee) Suppliers and Customers. ss.3(ee) of the Disclosure Schedule sets forth (i) the twenty-five (25) largest customers by gross purchases from Sellers during 2003 and the six month period ended June 30, 2004 (the "Significant Customers"), and (ii) the twenty-five (25) largest vendors and suppliers by gross sales to Sellers during 2003 and the six-month period ended June 30, 2004, as well as all vendors and suppliers of Sellers who are the sole source of such supply, other than public utilities and service providers (collectively, the "Significant Vendors"). Since December 31, 2003, no Significant Customer or Significant Vendor has: (a) stopped or indicated its intention to stop trading with or supplying Sellers, (b) materially reduced its trading with or provision of goods or services to Sellers, or (c) changed materially the terms and conditions on which it is prepared to trade with or supply Sellers. Sellers have no Knowledge of any facts, conditions or events that would give rise to a material claim by a Seller against any of its Significant Customers or Significant Suppliers or any material claim by a Significant Customer or Significant Supplier against a Seller.

     (ff) Competition Matters. Sellers, together with their Affiliates, do not have assets in Canada, or gross revenues from sales in, from or into Canada, that exceed CDN $200,000,000, all as determined in accordance with Part IX of the Competition Act (Canada) and the Notifiable Transaction Regulations promulgated thereunder.

     (gg) Privacy Matters.

          (i) The representations and warranties contained in section 3(u) apply and are true in respect of the collection, use and disclosure by Sellers of all Personal Information that is included in the Acquired Assets, and the representations and warranties contained in ss.3(l) apply to the compliance of Sellers with the Privacy Legislation.

          (ii) Each Seller complies in all material respects with all applicable Privacy Legislation. Sellers are in compliance with the privacy policies adopted in accordance with the Privacy Legislation.

          (iii) The representations and warranties contained in ss.ss. 3(c), 3(g) and 3(ee) apply and are true in respect of the sale of Personal Information by Sellers under this Agreement.

     (hh) ICA. The value of the Acquired Assets, determined in accordance with the Investment Canada Act and the Investment Canada Regulations (collectively, the "ICA"), does not exceed Cdn $237 million. The Business does not provide any "transportation service" (as that term is defined in the ICA).

     (ii) Disclosure Schedules. The Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section or subsection of the Disclosure Schedule shall, should the existence of the fact or item or its contents be relevant to any other Section of the Disclosure Schedule, be deemed to be disclosed with respect to such other section or subsection.

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

     4. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers and the Stockholders that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule.

     (a) Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by Buyer and has been duly and validly executed and delivered by Buyer. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditor's rights generally and (b) general equitable principles. Except for the approval under the HSR Act, Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order to consummate the transactions contemplated by this Agreement.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling change or other restriction of any government, governmental agency or court to which Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

     (d) Competition Matters. The Buyer, together with its Affiliates, does not have assets in Canada, or gross revenues from sales in, from or into Canada, that exceed US $20,000,000, all as determined in accordance with Part IX of the Competition Act (Canada) and the Notifiable Transaction Regulations promulgated thereunder.

     (e) Brokers' Fees. Buyer has no Liability or, obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below, defense of all actions, suits or proceedings challenging this Agreement or the consummation of the transactions contemplated hereunder, and the execution and delivery of additional instruments necessary to consummate the transactions contemplated by this Agreement).

     (b) Notices and Consents. Sellers will give any notices to third parties, and will use its reasonable best efforts to obtain all third party consents, referred to in ss.3(c) of the Disclosure Schedule. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of any Governmental Authority in connection with the matters referred to in ss.2(i) and ss.3(c) of the Disclosure Schedule. This Agreement will be effective to create an interest in the Real Property only if the Subdivision control provisions of the Planning Act (Ontario) are complied with by Sellers on or before Closing. Sellers hereby covenant to proceed diligently at their expense to obtain any required severance consent under the Planning Act (Ontario) on or before Closing.

     (c) Conduct of Business Prior to the Closing Date. Except as otherwise permitted or required by the terms of this Agreement, as set forth in Schedule ss.5(c) of the Disclosure Schedule (including permitting Sellers to terminate their rights under foreign exchange contracts, as permitted pursuant the terms thereof), as consented to by Buyer in writing (which consent shall not be unreasonably withheld or delayed) from the date hereof until the Closing or earlier termination of this Agreement, Sellers shall operate the Business in the Ordinary Course of Business and preserve the value of the Business and the assets thereof. Without limiting the generality of ss.5(c), except as otherwise permitted or required by the terms of this Agreement, as set forth in ss.5(c) of the Disclosure Schedule or as consented to by Buyer in writing (which consent shall not be unreasonably withheld), from the date hereof until the Closing or termination of this Agreement, Sellers shall not:

          (i) amend the Certificate of Incorporation or Bylaws or comparable charter documents of a Seller thereof, except as otherwise required by law;

          (ii) make any disposition of stock or assets of any entity that is material to the operations of a Seller, taken as a whole;

          (iii) merge or consolidate with any corporation or other entity;

          (iv) fail to maintain the Acquired Assets in reasonable and customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement;

          (v) enter into any material transaction or commitment binding on the Business other than in the Ordinary Course of Business;

          (vi) make any capital expenditure or acquire any property or assets, other than in the Ordinary Course of Business;

          (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any Person;

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

          (viii) incur or assume any Liability for borrowed money, or otherwise assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for an obligation (absolute, accrued, contingent or otherwise) of any Person, or make any loans, advances or capital contributions to, or investments in, any Person;

          (ix) grant any increase in the compensation or benefits of any officer or employee (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable, or to become payable, to any officer or employee, or make any commitment to do so, except in the Ordinary Course of Business;

          (x) adopt, enter into or amend, any employment, severance, bonus, profit sharing, compensation, equity interest, option, pension, requirement, deferred compensation, health care, employment or other, employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, or make any commitment to do so, except as required to comply with changes in any applicable law occurring after the date hereof;

          (xi) sell, lease, encumber, transfer or dispose of any assets, properties or rights, or acquire any assets, properties or rights, unless in the Ordinary Course of Business;

          (xii) sell or dispose of any inventories, goods or products at a per unit price less than ninety-five percent (95%) of the average per unit price, excluding the impact of currency fluctuations, for such item for the period from January 1, 2004 to June 30, 2004;

          (xiii) permit any Acquired Asset to suffer any Security Interest thereupon;

          (xiv) grant any license or sublicense of any rights under or with respect to any Business Intellectual Property;

          (xv) make any change in any tax or accounting principle, method, estimate or practice;

          (xvi) accelerate the collection of any receivables or delay or postpone the payment of any payables, except in the Ordinary Course of Business;

          (xvii) settle, release or forgive any claim or litigation or waive any right thereto which relates to a material asset, except in the Ordinary Course of Business for amounts involving less than US $50,000;

          (xviii) modify, amend in any material respect or terminate any contract, or make or enter into any new contract in respect of the purchase of raw materials or packaging except in the Ordinary Course of Business or purchase orders received in the Ordinary Course of Business;

          (xix) modify, amend in any material respect or terminate any contract (other than for raw materials and packaging), or make or enter into any new contract (other than for raw materials and packaging) with respect to the Business or the Acquired Assets, except new contracts involving less than US $50,000; or

          (xx) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any representation or warranty of Sellers and Stockholders contained in this Agreement untrue or incorrect as of the date when made or as of any future date or which could prevent the satisfaction of any condition to Closing.

Sellers shall promptly inform Buyer upon the occurrence of any of the following:

          (i) the issuance or agreement to issue (by the issuance or granting of options, warrants or rights to purchase shares or otherwise), transfer, sell or deliver any capital stock, or other membership or ownership interests in, or other equity securities of Sellers, or any securities exchangeable for or convertible into such capital stock, or other membership or ownership interests in, or other equity securities;

          (ii) the split, combination or reclassification of any capital stock, or other membership or ownership interests in, or other equity securities of Sellers, including the Shares, or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or other property) in respect of such capital stock, or other membership or ownership interests in, or other equity securities; and

          (iii) the redemption, purchase or other acquisition of any outstanding shares of capital stock, or other membership or ownership interests in, or other equity securities of Sellers, or any other securities which are convertible into or exchangeable or exercisable therefore.

     (d) Full Access. Each Seller will permit representatives of Buyer to have full access at all reasonable times during normal business hours, and in a manner so as not to materially interfere with the normal business operations of Sellers, to all premises, offices properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Sellers with respect to the Business, including access to Sellers' independent auditors and their audit work papers. Sellers will assist with the processing and transferring such data and information with respect to the Business in the format specified by the Buyer to the Buyer's information and data systems. Buyer will treat and hold as such any information it receives from any Seller in the course of the reviews contemplated by this ss.5(d) as Confidential Information, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Sellers or cause to be destroyed all tangible and intangible embodiments (and all copies) of the Confidential Information which are in its possession. Sellers shall furnish Buyer with all information, documents and records relating to the Business and each Seller as Buyer may reasonably request.

     (e) Notification of Certain Matters. Buyer shall use reasonable best efforts to give prompt notice to Sellers, and Sellers shall use their reasonable best efforts to give prompt notice to Buyer, of: (i) the occurrence, or

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

non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (ii) any failure of Buyer or Sellers, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Sellers.

     (f) No Solicitation.

          (i) Sellers and Stockholders shall, and shall cause other Affiliates and their respective officers, directors, employees, representatives and agents to, immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Transaction (as hereinafter defined). Each Seller and Stockholder agrees that, prior to the Closing, it shall not, and shall not authorize or permit any of Sellers' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage, or to furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving a Seller or acquisition of any capital stock or any material portion of the assets of Sellers, or any combination of the foregoing (other than the transactions contemplated hereby) (an "Acquisition Transaction"), or to negotiate, explore or otherwise engage in substantive discussions with any Person (other than the Buyer or its directors, officers, employees, agents, representatives or permitted assigns) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, any violation of the restrictions set forth in this ss.5(f) by any officer, director, affiliate, employee, agent, investment banker, attorney or other advisor or representative of Sellers, the Stockholders or any Affiliate thereof shall be deemed to be a breach of this ss.5(f).

          (ii) From and after the execution of this Agreement, each Seller shall immediately advise Buyer in writing of the receipt, directly or indirectly, of any inquiry or proposal with respect to an Acquisition Transaction, and of any discussions, negotiations or proposals relating to an Acquisition Transaction, identify the offeror and furnish to Buyer a copy of any such proposal, if it is in writing, or a written summary of any such proposal relating to an Acquisition Transaction if it is not in writing. Each Seller shall promptly advise Buyer of all developments relating to such proposal, including the results of any discussions or negotiations with respect thereto.

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

     (g) Title Insurance and Survey.

          (i) Prior to Closing, Buyer shall have received from a title insurance company satisfactory to the Buyer (the "Title Company"), a title commitment (the "Title Commitment") for an owner's policy of insurance reasonably acceptable to the Buyer for the Owned Real Property, which will include such endorsements as the Buyer may reasonably require and as are normally acquired by buyers of real property in the context of commercial transaction, and all documents identified on Schedule B, Part II of such Title Commitment;

          (ii) Prior to Closing, Buyer shall have received from the Title Company a title insurance policy in a form satisfactory to the Buyer, including such endorsements as the Buyer may reasonably require and as are normally acquired by buyers of real property in the context of commercial transaction, (which may be in the form of a mark-up of a pro forma of the Title Commitment) in accordance with the Title Commitment, insuring Buyer's fee simple title to the Owned Real Property as of the Closing Date in the amount of the Purchase Price allocated to the Owned Real Property as provided in ss.2(e) (the "Title Policy") subject only to Permitted Encumbrances; and

          (iii) Prior to Closing, Buyer shall have received from Sellers surveys (the "Surveys") for the Owned Real Property, and Seller's affidavit (adequate to cause the Title Company to delete from the Title Policy any exceptions or exclusions which may customarily be stricken from a title policy upon presentation of a current survey) affirming that no exterior improvements have been made to the Owned Real Property or to any adjacent real property that affect the Owned Real Property and are not depicted on the Survey. If the Title Company rejects the "no-change affidavit," the Seller, at Seller's sole cost and expense, will cause an updated Survey to be prepared and delivered to Buyer not later than ten (10) days prior to Closing.

     (h) Employment to Business Employees. Buyer shall offer employment (subject to acceptance prior to, and subject to and upon Closing) with Buyer or one of its subsidiaries, effective on the Closing Date, to the Business Employees of the Seller listed on ss.5(h) of the Disclosure Schedule. Sellers agree to release from their employment those Business Employees who are offered and accept employment with Buyer or one of its subsidiaries to enable them to commence their employment with Buyer or one of its subsidiaries. Each offer of employment made by Buyer will be on no less favorable terms and conditions (including salary and wages) (except for any compensation related to phantom stock and profit sharing arrangements, if any) provided by a Seller to the Business Employee immediately prior to the Closing Date and such employee benefits as set forth in ss.6(b), below; provided that Buyer, with the consent of the Representatives, may offer different terms of employment to certain executives of Sellers. Prior to the Closing Date, Sellers agree to use their best efforts to maintain and retain the Business Employees at substantially similar levels as of the date of this Agreement; provided that Sellers shall terminate one (1) employee as designated by Buyer and the Representatives and Buyers shall be obligated to reimburse Sellers for any severance payments, losses or expenses in connection with such termination in an aggregate amount not to exceed CDN $972,000.

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

     (i) Environmental Investigations. Prior to the Closing, Sellers shall grant Buyer and the environmental consultants and/or engineers selected by Buyer, reasonable, non-exclusive access, to the Owned Real Property and Leased Real Property for the purpose of allowing Buyer to conduct environmental due diligence, including, but not limited to, Phase I Environmental Site Assessments, in accordance with Canadian Standards Association standard Z768-01 (as amended by update No. 1, April 2003) or ASTM Standard E1527-00, as applicable, assessments or audits of environmental, health and safety compliance, and Phase 2 Environmental Investigations with regard to any material and/or recognized environmental conditions identified during the Phase I Environmental Site Assessments on the Owned Real Property and the Leased Real Property (collectively, the "Environmental Investigations"). Sellers' agree to cooperate with respect to the Environmental Investigations and to provide Buyer and Buyer's environmental consultants and/or engineers access to documents, information and employees. Sellers and/or their designee(s) shall have the right, but not the obligation, to observe the Environmental Investigations

     (j) SEC Regulations

          (i) On and after the date hereof (including following the Closing), Sellers shall use commercially reasonable efforts to assist and cooperate with Buyer in Buyer's preparation of audited and unaudited financial statements of the Business for such periods and containing such information sufficient to permit Buyer to comply with the requirements of Regulations S-K and S-X promulgated by the U.S. Securities and Exchange Commission, (the "SEC"). Sellers shall, in connection therewith, engage Deloitte & Touche LLP to conduct the audits with respect to the audited financial statements to be included in such financial statements. Buyer shall be responsible for and shall promptly reimburse Sellers upon written request for the fees and expenses of Deloitte & Touche LLP in connection with such audits.

          (ii) With respect to any registration statement or other filings with the SEC, including Form 8-K, that Buyer shall determine to make after the date hereof (including following the Closing), Sellers shall use commercially reasonable efforts to timely furnish, cause to be timely furnished, or grant access to Buyer, its Affiliates, its accountants and auditors, upon reasonable request of Buyer, the following: (A) consents of Sellers' independent public accountants with respect to audited financial statements as required by SEC Regulation S-X; (B) such information, assistance and cooperation (including information, assistance and cooperation from Sellers' independent auditors) as is reasonably necessary for Buyer and its Affiliates to (1) prepare such registration statement or other SEC filing, (2) address and resolve any SEC comments related to Sellers' financial statements (including any required modification of such financial statements or footnotes thereto); (C) such information, assistance and cooperation as is reasonably necessary for Buyer to prepare any unaudited pro forma balance sheets or income statements required to be included in any such registration statement or other SEC filing; and (D) such information, assistance and cooperation as is reasonably necessary for Buyer to accumulate five years of historical unaudited financial information of Sellers as required for inclusion in any such registration statement or other filing with the SEC.

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     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Party, if requested, the other Party will cooperate with the contesting or defending such Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending such Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below). Sellers shall consult with Buyer regarding the defense of any proceedings or litigation against Sellers relating to the transactions contemplated by this Agreement. Buyer shall maintain, store and keep the books and records included in the Acquired Assets hereunder at Buyer's offices in Chicago, Illinois or in the greater Toronto, Ontario area for such period of time in accordance with applicable law (and at least for seven (7) years) and shall grant the Representatives access to and the right to make copies of (at the Representatives' cost) such books and records at such facility during regular business hours for such location.

     (b) Employee Matters.

          (i) Employee Benefit Plans. Effective on the Closing Date, each of the Transferred Employees shall be deemed to have terminated employment with Sellers for all purposes under the Employee Benefit Plans of Sellers.

          (ii) Buyer Employee Benefit Plans. Following the Closing, Buyer shall cause the Transferred Employees to be covered under Employee Benefit Plans that are, (A) with respect to the Transferred Employees in Canada, no less favorable, (B) with respect to the Transferred Employees in the United States employed by Alpharetta, offered by Buyer under Buyer's Employee Benefit Plans to Buyer's employees in comparable positions and employment status, and, (C) with respect to the Transferred Employees in the United States located in Selma, Alabama, comparable when taken in the aggregate, to the Employee Benefit Plans under which such Transferred Employees were covered immediately prior to the Closing. Buyer shall cause service with Sellers to be recognized as eligibility and vesting service for purposes of all applicable Employee Benefit Plans and compensation plans and arrangements applicable to the Transferred Employees after the Closing, to the extent such service was credited under comparable plans and arrangements of Sellers prior to the Closing. From and after the Closing Date, in the case of any Employee Benefit Plan of Buyer that is an employee health or life insurance plan and in which the Transferred Employees become eligible to participate (any such plan, a "Buyer Welfare Plan"), Buyer shall cause such Buyer Welfare Plan to waive any pre-existing conditions of any such Transferred Employee that were covered under the Employee Benefit Plan in which such Transferred Employee was a participant immediately prior to commencement of participation in Buyer Welfare Plan.

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

          (iii) Vacation Pay. Buyer will recognize a Transferred Employee's service with the Business for purposes of determining the Transferred Employee's eligibility for and amount of vacation benefits. The Assumed Liabilities will include the aggregate liability as of the Closing Date for the Transferred Employees' vacation pay for vacation accrued but not taken or paid for by Sellers (the "Sellers Accrued Vacation"). Sellers Accrued Vacation will be paid to the Transferred Employees by Buyer through vacation actually taken by a particular Transferred Employee in accordance with applicable law.

          (iv) Sellers shall retain responsibility for all amounts payable by reason of or in connection with any and all claims incurred by Transferred Employees (and their eligible dependants) under any Employee Benefit Plans before the Closing (and Buyer shall have responsibility thereafter) and for all claims by employees of Sellers who are not Transferred Employees whether incurred before, on or after Closing. For the purposes of this section, a claim shall be deemed to have been incurred:

          (1) with respect to all death or dismemberment claims, on the actual date of death or dismemberment;

          (2) with respect to all income replacement and long term disability claims, on the first date the Employee became disabled as determined in accordance with the applicable plan; and

          (3) with respect to all health care, vision and dental claims, on the date the service or supply was purchased or received by the employee or his/her eligible dependant.

          (v) COBRA. Wax and Alpharetta will be responsible for liability for any group health continuation coverage or coverage rights for United States employees under Code Section 4980B and ERISA Section 606 which relate to current or former Employees of the Business (and their dependents) and exist prior to the Closing Date or which arise as a result of the transactions contemplated by this Agreement and Wax and Alpharetta agree to maintain a group health plan for at least six (6) months from the Closing Date.

          (vi) Other Employee Benefit Plans. Except as expressly provided in this ss.6(b), Buyer will not adopt, assume or otherwise become responsible for, either primarily or as a successor employer, any assets or liabilities of any Employee Benefit Plans, arrangements, commitments or policies currently provided by Sellers or by any member of their controlled group of corporations (including any phantom stock or profit sharing arrangements).

          (vii) General Employee Provisions.

          (1) Each Seller and Buyer will give notices required by law and take whatever other actions with respect to the Employee Benefit Plans, programs and policies described in this ss.6(b) as may be necessary to carry out the arrangements described in this ss.6(b).

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

          (2) Each of the Sellers and Buyer will provide the other with such Employee Benefit Plan documents and descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this ss.6(b).

          (3) No provision of this Agreement will create any third party beneficiary rights to any person, including any Transferred Employee or any dependent of a Transferred Employee, in respect of continued employment or resumed employment, and no provision of this Agreement will create any third party beneficiary rights in any person, including any Transferred Employee or any dependent of a Transferred Employee, in respect of any Employee Benefit Plan or arrangement or any other arrangement which may be maintained from time to time by Buyer.

          (4) Buyer shall indemnify and hold Sellers harmless from any Adverse Consequence by a Transferred Employee that arises after the Closing in connection with the employment of such persons by the Buyer as employer. Sellers shall indemnify and hold the Buyer harmless from any Adverse Consequence by a Transferred Employee that arises on or before the Closing, even if such claim is made after the Closing Date, including any Adverse Consequence by a Business Employee who did not receive or did not accept an offer of employment by the Buyer for any reason and any Adverse Consequence by an employee of Sellers who is not a Transferred Employee whether arising before, on or after the Closing.

          (5) Access to Employee Information. After the Closing Date, the Parties hereto will reasonably cooperate with each other in the administration of any applicable Employee Benefit Plans and programs. To the extent permitted by law, within thirty (30) days after the Closing Date, each Seller will provide to Buyer the necessary employee data, including personnel, payroll and benefit information, maintained with respect to the Transferred Employees by the Seller or by its independent contractors, such as insurance companies recordkeepers, administrators and actuaries.

          (viii) Offers of Employment.

          (1) With respect to Mr. David Thompson, Buyer shall (i) offer employment on the following terms and conditions: (A) base compensation equal to his current base compensation until the earlier of the 6-month anniversary of his employment with Buyer or his termination of employment with Buyer for any reason, (B) a retention bonus in an amount agreed to by Buyer and Sellers (the "Thompson Severance Payment") which Buyer shall pay on the earlier of (Y) six (6) months after the Closing or (Z) the date Buyer terminates him without cause and (C) Mr. Thompson waives all his rights to any other bonus or severance payments and takes the Thompson Severance Payment conditional on his executing a full release for the benefit of Buyer, or (ii) terminate his employment and pay him the Thompson Severance Payment conditioned

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

               on Mr. Thompson executing a full release for the benefit of Buyer.

          (2) In the event Mr. Edward P. Fenimore is not employed by Buyer or an affiliate of Buyer within 30 days after Closing, Buyer will be obligated to reimburse Alpharetta on such 30th day $200,000 of the total amount that Alpharetta is obligated to pay Mr. Fenimore under his existing employment agreement. In the event Mr. Fenimore is employed by Buyer or an affiliate of Buyer within such 30 day period (i) Buyer will assume and agree to pay up to US $200,000 of Alpharetta's obligation to make certain payments upon Mr. Fenimore's termination of employment under Mr. Fenimore's existing employment agreement and (ii) Sellers shall enter a new agreement with Mr. Fenimore pursuant to which Sellers shall agree to pay to Mr. Fenimore any and all such amounts as are necessary so that upon Mr. Fenimore's termination of employment with Buyer, Mr. Fenimore will receive an aggregate amount from both Buyer under his new employment agreement and Sellers under such agreement in the same amount Mr. Fenimore would have received under his existing employment agreement with Alpharetta, if any.

     (c) Tax Matters.

          (i) IMI Pre-Closing Taxes. The Sellers shall jointly and severally indemnify the Buyer from and against all Taxes of IMI attributable to taxable periods (or portions thereof) ending before the Closing Date. For this purpose, Taxes of IMI that relate to taxable periods that begin before and end after the Closing Date shall be treated as attributable to taxable periods ending on or before the Closing Date as follows: (A) in the case of Taxes that are either (1) based upon or related to income, capital or net worth or (2) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), such Taxes shall be deemed equal to the amount which would be payable if the taxable period of IMI (and, for purposes of allocating subpart F income as defined in Code ss.952, as if the taxable years of the Spanish Subsidiaries) ended on the Closing Date; and (B) in the case of Taxes imposed on a periodic basis, such Taxes shall be deemed to be the amount of such Taxes for the entire period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period. The Buyer shall file or cause to be filed when due all Tax Returns of IMI that are required to be filed after the Closing Date. The Sellers shall pay the Buyer the Taxes for which the Sellers are liable pursuant to this ss.6(c)(i) within fifteen (15) days after notice from Buyer of the amount due from the Sellers with respect to such Tax Returns.

          (ii) Transfer Taxes. Except to the extent otherwise provided in ss.6(c)(ii) below, each of the Parties shall be liable for and shall pay all sales, use, stamp, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges, including real property transfer gains Taxes, as levied against such Party by any taxing authority or governmental agency in connection with the transactions contemplated by

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

     this Agreement (and the other Parties shall be indemnified by such Party for any Liability in respect of such Tax) and such Party shall remit to such other parties amounts necessary to satisfy such Taxes which are required by law to be collected or remitted by such other party. Each Party will, at their own expense, file all necessary Tax Returns and other documents with respect to such Taxes and, if required by applicable law, the other Party will, and cause its Affiliates to, join in the execution of any such Tax Returns and other documents.

          (iii) Real Property and Sales Taxes. The Buyer will be liable for and will pay all land transfer taxes and federal, state, provincial, and local sales taxes, if any, payable upon or in connection with the conveyance or transfer of the Owned Real Property by the Seller to the Buyer.

          (iv) GST Legislation. The Parties agree to make such filings and elections as may validly be made to elect that no tax be payable pursuant to the GST Legislation with respect to the sale under this Agreement. To the extent as may be permitted by applicable law, the Buyer will file an election pursuant to the GST Legislation, made jointly by the Parties, in compliance with the requirements of the GST Legislation. Prior to the Closing Buyer or any of its Affiliates purchasing the Acquired Assets shall have registered for purposes of the GST Legislation, as required.

          (v) Section 22 Election. The Buyer and the Sellers shall, as soon as possible after the Closing, jointly execute an election under Section 22 of the Income Tax Act (Canada) as to the sale of the Accounts Receivable, shall designate therein the applicable portion of the Purchase Price referred to in ss.2(b) as the consideration paid by the Buyer therefor and shall each file such election with the Canada Customs and Revenue Agency forthwith after execution thereof to make such election effective.

     (d) Covenant Not to Compete. As further consideration for the purchase and sale of the Acquired Assets and assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement, each Seller and each Stockholder (excluding the Trust Stockholders) covenants and agrees with Buyer that it shall not, for a period of ten (10) years following the Closing Date, for any reason whatsoever, directly or indirectly, for itself or himself or on behalf of or in conjunction with any other Person:

          (i) engage anywhere in the world (the "Territory"), as an officer, director, stockholder, owner, partner, member, joint venturer, investor, employee, independent contractor, consultant, adviser, sales representative or otherwise, in any business, or in selling, manufacturing, distributing or marketing any product or service, that competes directly or indirectly, or is reasonably likely to compete directly or indirectly, with Business; provided however, that the ownership of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging the Business;

          (ii) call upon, solicit, employ or hire away any Person who is, at that time, within the Territory, an employee, contractor, subcontractor, independent consultant, sales representative or vendor of the Buyer thereof for the purpose or with the intent of enticing such employee, contractor,

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

     subcontractor, independent consultant, sales representative or vendor away from the Buyer; or

          (iii) call upon or solicit any Person who is, at that time, or that has been, within ten (10) years prior to that time, a customer of Buyer's Business within the Territory for the purpose of soliciting or selling products or services in competition with Business.

For purposes of this ss.6(d), the term "Buyer" means Buyer and all current and future Affiliates of Buyer directly or indirectly engaged in the Business. The necessity of each of the restrictions set forth above and the nature and scope of each such restriction has been carefully considered, bargained for and agreed to by the Parties. The Parties hereby agree and acknowledge that the duration, scope and geographic area applicable to each of the restrictions set forth above are fair, reasonable and necessary. The consideration provided for in this Agreement is sufficient and adequate to compensate each Seller and each Stockholder (excluding the Trust Stockholders) for agreeing to each of the restrictions contained above. However, in the event that any of portion of the restrictions set forth above shall be determined by any court of competent jurisdiction to be unenforceable, including by reason of their being extended over too great a period of time or too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may by be enforceable. Each provision and part of a provision herein shall be deemed a separate and severable covenant. It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which such enforcement is sought. Accordingly, a court of competent jurisdiction is directed to modify any provision to the extent necessary to render such provision enforceable and if such cannot lawfully be done, then to sever any such portion of a provision, but only such portion of a provision necessary to cause the remaining provisions or portions of provisions to be enforceable. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.6(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (e) Commercial Insurance. From and after the Closing Date, each Seller shall make available to the Buyer the benefits of insurance purchased from outside companies, if any, against all losses covered under fire, liability, or other commercial insurance relating to the Business, to the extent that any Acquired Asset, is entitled to coverage thereunder, in the amounts recovered in connection with such losses and in accordance with the terms of the applicable insurance policies; provided, that (a) such losses relate to occurrences (with respect to occurrence-based policies) or claims made (with respect to claims-made-based policies) which arose on or prior to the Closing Date, and (b) such amounts are actually paid by such insurers to a Seller (exclusive of any self insured retention or deductible and exclusive of amounts paid any Affiliate in any self insured arrangement). Each Seller shall use its best efforts to pursue all claims for insurance in accordance with this ss.6(e) but shall not be obliged to litigate against any insurer. Each Seller shall have the exclusive

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

right to manage any such claim; provided, however, that (i) such Seller shall consult with Buyer with respect to the pursuit of such insurance and shall promptly advise Buyer as to the progress thereof, (ii) Buyer shall have the right to monitor the defense of any such claim and (iii) Buyer shall have the right to assume the management of any such claim if, in Buyer's sole discretion, the Buyer determines that any claim negatively impacts the Business.

     (f) Transition Assistance. Without payment of any further consideration other than the consideration expressly set forth in this Agreement, (i) for a period of ninety (90) days from the Closing Date, Messrs. Smuschkowitz, Nusbaum and Weiner shall provide to Buyer and its Affiliates such reasonable assistance as Buyer shall request in order to effect the transition of the Business to Buyer, including by providing contact information for counsel representing Sellers for each item of Intellectual Property and (ii) thereafter Weiner shall provide reasonable assistance for up to nine (9) months after the Closing Date but shall be reimbursed by Buyer for any reasonable out of pocket costs incurred in connection therewith.

     (g) Confidentiality. Each Seller and each Stockholder recognizes that, by reason of its ownership of the Business thereof, and by reason of the fact that information is being provided by Buyer to Sellers and Stockholders in connection with the transactions contemplated hereby, such Seller and Stockholder may have acquired and/or may acquire Buyer Confidential Information, the use or disclosure of which could cause the Buyer substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Seller and Stockholder covenants and agrees with Buyer that it will not at any time, except in performance of its obligations to Buyer, directly or indirectly, use, disclose or publish, or permit other Persons (including without limitation Affiliates of each Seller) to use, disclose or publish, any Confidential Information, unless (i) such information is or becomes known to the public generally through no breach of this Agreement or any other Contract, or (ii) disclosure is required by applicable law or Governmental Order; provided, that prior to disclosing any information pursuant to clause (i) or (ii) above, each Seller shall give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure. Buyer shall treat all personal information of Sellers and Stockholders as Confidential Information, unless otherwise required by law.

     (h) Name Change. Following the Closing, Sellers agree not to use any Intellectual Property which is part of the Acquired Assets, or adopt any trademark, tradename, image, text or other item which is similar to any Intellectual Property of the Acquired Assets. On or prior to the Closing Date, Sellers shall change their names or tradenames to such other names and to do such other things as shall be necessary or desirable to permit Buyer to assume and use exclusively the Intellectual Property included in the Acquired Assets.

     (i) Further Assurances. At any time or from time to time after the Closing, Sellers shall, at the request of Buyer and at no additional cost or expense, execute and deliver any further instruments or documents and take all such further action as Buyer may reasonably request in order to evidence or effect the consummation of the transactions contemplated hereby, including the transfer of information and data (in such format as reasonably specified by the Buyer) included in the Acquired Assets . At any time or from time to time after the Closing, Buyer shall, at the reasonable request of Sellers and at no additional cost or expense, execute and deliver any further instruments or documents and

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

take all such further action as Sellers may reasonably request in order to evidence or effect the consummation of the transactions contemplated hereby.

     7. Conditions to Obligation to Close.

     (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in ss.3 above that are qualified as to materiality or Material Adverse Effect shall be true and correct as of the date hereof and as of the Closing Date as if made on the Closing Date and the representations and warranties that are not so qualified shall be true and correct in all material respects;

          (ii) each Seller shall have performed and complied with all of its covenants hereunder in all material respects to the extent they are to be performed on or prior to the Closing Date;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect or threatened preventing, enjoining or materially restraining consummation of any of the transactions contemplated by this Agreement;

          (iv) the applicable waiting period, if any, under the HSR Act shall have expired or been terminated and all consents, authorizations, orders and approvals of, or filings or registrations with any government, government agency or court or any other Person required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, or necessary to provide for the continuation in full force and effect of each of the contracts and permits, (including without limitation third party consents) shall have been obtained or made and shall be in full force and effect;

          (v) since the date of this Agreement, there shall not have occurred a Material Adverse Effect, or any event or circumstance or combination of events or circumstances that individually or in the aggregate are reasonably likely to result in a Material Adverse Effect;

          (vi) all indebtedness for borrowed money of Sellers (together with any accrued interest or prepayment penalties) shall have been paid in full, and any and all Security Interests granted by Sellers in respect of the Acquired Assets shall have been terminated and all letters of credit issued in respect of the Business shall have been terminated;

          (vii) Buyer shall have received an opinion of counsel to Sellers and Stockholders, in form and substance reasonably satisfactory to Buyer;

          (viii) Wax shall have entered into a lease in form satisfactory to Buyer for the lease of the premises located in Selma, Alabama for a period of three (3) years, which lease will provide, without limitation, that (A)

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

     the rent shall be limited to payment of real estate taxes, utilities and insurance costs for the term of the lease, (B) that Buyer may terminate the lease at any time on thirty (30) days notice and (C) that Buyer shall have an option to purchase Sellers' premises located in Selma, Alabama for US $1 at any time during the term of the lease;

          (ix) the license agreements between Concord and National Candy & Toy, Inc. shall have been amended to provide for termination of such agreements by Buyer within one hundred eighty (180) days after Closing without any payment or other obligation by or on behalf of Buyer to licensee in connection with such termination;

          (x) the Escrow Agreement, substantially in the form attached hereto as Exhibit B, has been fully executed and delivered by the Escrow Agent and the Representatives;

          (xi) the delivery, findings and conclusions of the Environmental Investigations are acceptable to Buyer;

          (xii) Sellers shall have delivered to the Buyer evidence satisfactory to the Buyer:

          (1) Section 6 clearance certificate that all amounts to be withheld and remitted by Sellers in respect of the Business under the Retail Sales Tax Act (Ontario) and similar legislation of other jurisdictions have been paid;

          (2) that an order of a court of competent jurisdiction has been obtained with respect to each of Concord and Terra Rouge to the effect that the purchase and sale of the Acquired Assets of such Seller is exempt from the requirements of the Bulk Sales Act (Ontario) and similar legislation of other jurisdictions; and

          (3) that all amounts required to be paid in respect of the Business by Sellers under the Workplace Safety and Insurance Act (Ontario) and similar legislation of other jurisdictions have been paid.

          (xiii) the Title Commitment, Title Policy and Survey in form and substance as set out in ss.5(g) above, shall have been delivered or obtained.

          (xiv) Sellers shall have delivered to the Buyer:

          (1) an executed transfer/deed in registrable form in favor of the Buyer or as the Buyer may otherwise direct containing the statements required by clauses (a) and (b) of subsection 50(22) of the Planning Act (Ontario);

          (2) statutory declarations of an officer of Concord and Terra Rouge confirming that each of Concord and Terra Rouge, respectively, is not a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada);

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

          (3) an assignment to the Buyer of the Canadian Tire Lease and of all rents accruing due thereunder from and after the Closing, which assignment shall contain a covenant to the effect that the Seller will indemnify and save harmless the Buyer from and against all actions, suits, costs, losses, charges, demands and expenses arising as a result of any default on its part as landlord pursuant to the Leases prior to the Closing Date;

          (4) a written direction from the Seller to Canadian Tire directing such Tenant to pay all future rentals to the Buyer or to whom the Buyer will direct;

          (5) executed acknowledgements in a form provided by the Buyer's Counsel from Canadian Tire confirming that:

                    a. the Canadian Tire Lease is in full force and effect, unmodified;

                    b.   Canadian Tire is in possession of the premises;

                    c. no sums on account of advance rent have been paid except as specified in the acknowledgment;

                    d. to the best of the knowledge of Canadian Tire, there is no default on the part of Terra Rouge and, no event of any kind has occurred which would permit Canadian Tire to terminate the Canadian Tire Lease or withhold payment of rent;

                    e. no default on the part of Canadian Tire has occurred and is continuing unremedied; and

                    f. Canadian Tire has no right of set off against Terra Rouge or against any rent payable thereunder;

          (6) all post dated checks from Canadian Tire which will be endorsed without recourse in favor of the Buyer;

          (7) an assignment to the Buyer of all warranties and guarantees of workmanship and material received from any Person supplying work and material with respect to the buildings forming part of the Owned Real Property, and of any and all rights and recourses arising out of any defect in construction;

          (8) a statutory declaration of the Seller confirming that the premises have never been occupied and are not occupied at Closing by any shareholder of the Seller as a family residence and that the premises have never been used in conjunction with a family residence;

          (9) evidence satisfactory to the Buyer's Counsel, acting reasonably, that the Permitted Encumbrances have been complied with to the date of Closing;

          (xv) the Spanish Subsidiaries shall have agreed to provide such information as is necessary for Buyer to prepare and file any and all quarterly and annual financial information with the SEC in a timely manner;

          (xvi) the agreement between Concord and Mr. Edward P. Fenimore referred to in ss.6(b)(viii)(2) has been fully executed and delivered;

          (xvii) each Seller and Stockholder shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(xvi) is satisfied in all respects; and

          (xviii) all actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of Sellers. The obligation of Sellers and Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing,

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect or threatened preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the applicable waiting period, if any, under the HSR Act shall have expired or been terminated;

          (v) the Escrow Agreement, substantially in the form attached hereto as Exhibit B, has been fully executed and delivered by the Escrow Agent and Buyers;

          (vi) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(v) is satisfied in all respects; and

          (vii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

Sellers may waive any condition specified in this ss.7(b) if it executes a writing so stating at or prior to the Closing.

     8. Survival; Indemnification.

     (a) Survival of Representations and Warranties. All of the representations and warranties of Sellers and Stockholders on the one hand and Buyer on the other hand contained in ss.3 and ss.4, respectively, above shall survive the Closing hereunder and continue in full force and effect thereafter until the 18-month anniversary of the Closing Date; provided that the representations and warranties contained in ss.ss.3(a), (b), (e), (f), (g), (m)(as to IMI only), 4(a) and (b) shall survive the Closing and continue in full force and effect forever (subject to any applicable statute of limitations); provided further, that the representations and warranties contained in ss.ss.3(l) and (aa) shall survive the Closing and continue in full force and effect thereafter until the fourth anniversary of the Closing Date (subject to any applicable statute of limitations). All of the covenants of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b) Indemnification Provisions for Benefit of Buyer.

          (i) In the event Sellers and the Stockholders breach any of their representations, warranties, and covenants contained above, and, provided that Buyer makes a written claim for indemnification against Sellers and Stockholders within the survival period set forth in ss.8(a) above, then Sellers and Stockholders, jointly and severally, agree to indemnify Buyer (including its Affiliates) from and against any Adverse Consequences arising prior to, on or after the Closing Date that Buyer (including its Affiliates) shall suffer that have been caused by such breach; provided, however, that as to breaches of the covenants contained above in ss.ss.6(d) and (g) above shall be several and not joint with respect to Sellers and Stockholders; provided, further, that Sellers and the Stockholders shall not have any obligation to indemnify Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of Sellers and Stockholders contained in ss.3 above until the Buyer has suffered Adverse Consequences by reason of a breach in each occurrence equal to or in excess of a US $10,000 threshold in the aggregate (after which Sellers and Stockholders will be obligated to indemnify the Buyer from and against any and all Adverse Consequences in respect of such breach without regard to the US $10,000 threshold); provided, further, that Sellers and the Stockholders shall not have any obligation to indemnify Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of Sellers contained herein until Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a US $100,000 aggregate threshold (after which Sellers will be obligated to indemnify Buyer from and against any and all Adverse Consequences in respect of all such breaches without regard to the US $100,000 threshold back to the first dollar). For purposes of clarification, any Adverse Consequence by reason of a breach in each occurrence less than a US $10,000 threshold in the aggregate shall not give rise to any indemnification to Buyer pursuant to this ss.8(b) and shall not be counted in determining the US$100,000 aggregate threshold referenced above in this section.

          (ii) Sellers and the Stockholders, jointly and severally, agree to indemnify the Buyer (including its Affiliates) from and against the entirety of any Adverse Consequences arising prior to, on or after the Closing Date that the Buyer (including its Affiliates) shall suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Sellers, Stockholders or their Affiliates which is not an Assumed Liability.

          (iii) Sellers and the Stockholders, jointly and severally, agree to indemnify the Buyer (including its Affiliates) from and against any and all Adverse Consequences arising prior to, on or after the Closing Date in respect of the period prior to the Closing that the Buyer (including its Affiliates) shall suffer resulting from, arising out of, related to, in the nature of, or caused by any Liability (including Taxes) of IMI.

          (iv) Sellers and the Stockholders, jointly and severally, agree to indemnify the Buyer (including its Affiliates) from and against the entirety of any Adverse Consequences arising prior to, on or after the Closing Date with respect to the period prior to Closing and any and all defense costs associated with such matters arising after the Closing Date that the Buyer (including its Affiliates) shall suffer resulting from, arising out of, relating to, in the nature of, or caused by any and all matters set forth on ss.3(u) of the Disclosure Schedule; provided however, that as to the intellectual property matters disclosed in ss.3(u) of the Disclosure Statement Sellers and Stockholders shall be responsible for and shall indemnify Buyer for any monetary damages related to such claims for the period on and prior to the Closing Date and Buyer shall be responsible for and shall indemnify Sellers and Stockholders for any monetary damages related to such claims for the period after the Closing Date; provided further; that in the event a third party with respect to any intellectual property matter set forth on ss.3(u) of the Disclosure Schedule is prepared or proposes to resolve such claims on the condition that Buyer cease sales or reengineer the alleged infringing product, Buyer shall have the option in its sole discretion to do one of the following: (1) cease and desist sales of such products in accordance with such third party's proposal, (2) reengineer such products in accordance with such third party's proposal or
     (3) assume defense of such claim at that time from Sellers, including all defense costs associated therewith from and after the date Buyer assumes the defense of such claim.

          (v) Each Seller and Stockholder shall have no personal liability to the Buyer (or its Affiliates) pursuant to this ss.8(i), (ii) and (iii) unless and until all amounts held in the Escrow Account have been expended or released to the Representatives. Except with respect to breaches of ss.ss.6(d) and (g), whenever Buyer (or its Affiliates) seeks indemnification hereunder, Buyer agrees to name each of the Stockholders in such claim; provided that, subject to ss.8(b)(1), Buyer may collect all or any part of such Adverse Consequences from any one or more of the Stockholders.

     (c) Indemnification Provisions for Benefit of Seller.

          (i) In the event Buyer breaches any of its representations, warranties, and covenants contained herein, then Buyer agrees to indemnify Sellers and the Stockholders from and against the Adverse Consequences that Sellers shall suffer that have been caused by such breach.

          (ii) The Buyer agrees to indemnify Sellers and Stockholders from and against the entirety of any Adverse Consequences Sellers and Stockholders shall suffer caused resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

     (d) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Parties shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen
     (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

     (e) Determination of Adverse Consequences. Solely for the purposes of determining Adverse Consequences pursuant to this ss.8, any requirement in a representation or warranty that an event or fact be material or have a Material Adverse Effect or Material Adverse Change, which is a condition to such event or fact constituting an inaccuracy or breach of such representation or warranty, shall be ignored and any and all Adverse Consequences arising out of the inaccuracy or breach of such representation or warranty shall be taken into account for purposes of determining the rights of the Parties to indemnification pursuant to this ss.8. All indemnification payments under this ss.8 shall be deemed adjustments to the Purchase Price.

     9. Termination.

     (a) Termination of Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Parties may terminate this Agreement as provided below:

          (i) The Buyer and the Representatives may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) Buyer may terminate this Agreement by giving written notice to the Representatives on or before the twelfth business day after the date hereof in the event Buyer's investigation of the Business and operations of Sellers is not satisfactory to Buyer, in its sole discretion;

          (iii) The Buyer may terminate this Agreement by giving written notice to the Representatives at any time prior to the Closing (A) in the event Sellers have breached any representation, warranty, or covenant contained in this Agreement, Buyer has notified the Representatives of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or (B) if the Closing shall not have occurred on or before ninety (90) days after the date of this Agreement (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) The Representatives may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Representatives have notified Buyer of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or
     (B) if the Closing shall not have occurred on or before ninety (90) days after the date of this Agreement by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.9(a) above upon written notice to the other Party, all rights and obligations of the Parties hereunder shall terminate and be of no further force and effect and without any Liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that ss.6(h), ss.8, ss.9(b), ss.10 above shall survive the termination.

     10. Miscellaneous.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior consent of Buyer and the Representatives; provided, however, that Buyer may make any public disclosure it believes is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its good faith efforts to advise the other Parties prior to making the disclosure).

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Representatives; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder); provided, further, that Buyer may collaterally assign its rights hereunder to any financial institution providing financing in connection with this Agreement.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be addressed to the intended recipient as set forth below:

                  If to Sellers:

                           Bruce Weiner
                           515 Heards Ferry Road
                           Atlanta, Georgia  30328
                           U.S.A.
                           Facsimile:  (404) 843-3304

                           and

                           Howard Smuschkowitz
                           4 Frybrook Road
                           Toronto, Ontario  M4V 2R2
                           Canada
                           Facsimile:  (416) 483-0882

                           and

                           Serge Nusbaum
                           8 Fifeshire Road
                           North York, Ontario  M2L 2G5
                           Canada
                           Facsimile:  (416) 222-5441

                  Copy to (which shall not constitute notice):

                           Heenan Blaikie LLP
                           Suite 2600, P.O. Box 185
                           South Tower, Royal Bank Plaza
                           Toronto, Ontario  M5J 2J4
                           Attention:  Stanley W. L. Freedman, Esq.
                           Facsimile:  (416) 360-8425

                  If to Buyer:

                           Tootsie Roll Industries, Inc.
                           7401 South Cicero Avenue
                           Chicago, Illinois  60629
                           Attention:  Ellen R. Gordon, President
                           Facsimile:  (773) 838-3534

                  Copy to (which shall not constitute notice):

                           McDermott Will & Emery LLP
                           227 West Monroe Street
                           Chicago, Illinois 60606
                           Attention:  Bernard S. Kramer, Esq.
                           Facsimile:  (312) 984-7700

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h) Expenses. Each of Buyer on the one hand and Seller and Stockholders on the other hand will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (i) Governing Law. This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination, shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     (j) Arbitration.

          (i) Except for claims barred by the applicable survival period in ss.8(a) (which may not be pursued by the Parties) and except for claims for preliminary or provisional injunctive relief (which may be pursued in federal or state court), any and all disputes between the Parties that relate to this Agreement or the transactions contemplated hereby, and which cannot be amicably settled, shall be determined solely and exclusively by arbitration administered by the American Arbitration Association ("AAA") in Chicago, Illinois under the then-effective Commercial Arbitration Rules of the AAA, in accordance with the Illinois Uniform Arbitration Act. There shall be one (1) arbitrator (the "Arbitrator") who is approved with AAA and appointed by mutual agreement of Buyer and the Representatives. In the

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

     event the Buyer and Representatives are unable mutually to appoint an Arbitrator, any Party may request the AAA to appoint an Arbitrator that the AAA reasonably believes has the expertise and experience necessary to resolve such dispute.

          (ii) Discovery and discovery procedures (including, but not limited to, the timing and permissibility of interrogatories, document requests and depositions) shall be in the sole discretion of the Arbitrator. The Parties shall be allowed to serve subpoenas on third parties. The subpoenas may seek to compel the production of documents, appearance at a deposition and/or attendance at the arbitration hearing. The Arbitrator shall issue such subpoenas at the request of any of the Parties and the Party serving the subpoenas shall be responsible for compelling the enforcement of such subpoenas. Each Party shall bear its own costs and expenses incurred in connection with the discovery and discovery procedures hereunder unless otherwise determined by the Arbitrator.

          (iii) The Arbitrator shall have the authority to award any remedy or relief that a court in the State of Illinois with competent jurisdiction could order or grant, including specific performance of any obligation created under this Agreement, the issuance of injunctive or other provisional relief, and the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration award shall be in writing and specify the factual and legal basis for the award. Judgment on the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

          (iv) It is the intent of the Parties that any arbitration shall be concluded as quickly as reasonably practicable. Subject to the availability of the Arbitrator, unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held at least four (4) days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m., or at such times agreed to by the Arbitrator. The Arbitrator shall use its best efforts to issue the final award or awards within a period of five (5) business days after closure of the proceedings. Failure of the Arbitrator to meet the time limits of delivering its judgment shall not be a basis for challenging the award. Unless otherwise agreed to by the Parties, all arbitration Parties' proceedings, not including issuance of a final award, shall conclude no later than one hundred twenty (120) days after notice of such claim for arbitration.

          (v) Each Party shall bear such Party's own costs and pay one-half of the fees and expenses of the Arbitrator equally divided between Buyer, on the one hand, and Sellers and Stockholders, on the other hand unless otherwise determined by the Arbitrator.

          (vi) If there shall be a dispute between the Parties that relates to this Agreement or the transactions contemplated hereby, each Party shall keep confidential the existence and the nature of any information concerning such dispute. In addition, if any action or other proceeding is held with respect to such dispute, the Parties shall use their reasonable efforts to cause such action or other proceeding to be conducted in confidence and the results thereof to be maintained in confidence (subject to the rules of the forum of the dispute). Nothing in this ss.10(j) shall

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

     prohibit a Party from disclosing information concerning a dispute to its advisors, provided that (A) such disclosure is reasonably necessary for the advisor to assist the Party in connection with the dispute, and (B) the Party informs its advisor of the confidential nature of the information.

     (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, provincial, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (n) Incorporation of Disclosure Schedules and Exhibits. The Disclosure Schedule and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      * * *

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

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER:
------

TOOTSIE ROLL INDUSTRIES, INC.

By.  /s/ Ellen R. Gordon
   --------------------------------------------------
Name:    Ellen R. Gordon
     ------------------------------------------------
Title:   President
     ------------------------------------------------

SELLERS:
--------

CONCORD CONFECTIONS INC.

By. /s/ Bruce Weiner
   --------------------------------------------------
Name:   Bruce Weiner
     ------------------------------------------------
Title:  Vice President
     ------------------------------------------------

By. /s/ Howard Smuschkowitz
   --------------------------------------------------
Name:   Howard Smuschkowitz
     ------------------------------------------------
Title:  President
     ------------------------------------------------

By. /s/ Serge Nusbaum
   --------------------------------------------------
Name:   Serge Nusbaum
     ------------------------------------------------
Title:  Secretary-Treasurer
     ------------------------------------------------


TERRA ROUGE ESTATES INC.

By. /s/ Bruce Weiner
   --------------------------------------------------
Name:   Bruce Weiner
     ------------------------------------------------
Title:  Secretary
     ------------------------------------------------

By. /s/ Howard Smuschkowitz
   --------------------------------------------------
Name:   Howard Smuschkowitz
     ------------------------------------------------
Title:  President
     ------------------------------------------------

By. /s/ Serge Nusbaum
   --------------------------------------------------
Name:   Serge Nusbaum
     ------------------------------------------------
Title:  Vice President
     ------------------------------------------------


ALPHARETTA CONFECTIONS, INC.

By. /s/ Bruce Weiner
   --------------------------------------------------
Name:   Bruce Weiner
     ------------------------------------------------
Title:  CEO and Secretary
     ------------------------------------------------


CONCORD WAX LLC

By. /s/ Bruce Weiner
   --------------------------------------------------
Name:   Bruce Weiner
     ------------------------------------------------
Title:  Manager
     ------------------------------------------------

By. /s/ Howard Smuschkowitz
   --------------------------------------------------
Name:   Howard Smuschkowitz
     ------------------------------------------------
Title:  Manager
     ------------------------------------------------

By. /s/ Serge Nusbaum
   --------------------------------------------------
Name:   Serge Nusbaum
     ------------------------------------------------
Title:  Manager
     ------------------------------------------------



                      SIGNATURE PAGE TO PURCHASE AGREEMENT

STOCKHOLDERS:
-------------

/s/ Howard Smuschkowitz
-----------------------------------------------------
Howard Smuschkowitz

/s/ Serge Nusbaum
-----------------------------------------------------
Serge Nusbaum

/s/ Bruce Weiner
-----------------------------------------------------
Bruce Weiner



Bay-Charles Investments Ltd.

By:  /s/ Bruce Weiner
   --------------------------------------------------
Name:    Bruce Weiner
     ------------------------------------------------
Title:   President and Secretary
     ------------------------------------------------


ONWARD INVESTMENTS LIMITED

By:  /s/ Howard Smuschkowitz
    -------------------------------------------------
Name:    Howard Smuschkowitz
      -----------------------------------------------
Title:   President, Secretary and Treasurer
       ----------------------------------------------


JS Nusbaum Holdings inc.

By:  /s/ Serge Nusbaum
    -------------------------------------------------
Name:    Serge Nusbaum
      -----------------------------------------------
Title:   President
       ----------------------------------------------


973031 Ontario Limited

By:  /s/ Bruce Weiner
    -------------------------------------------------
Name:    Bruce Weiner
      -----------------------------------------------
Title:   President and Secretary
       ----------------------------------------------



                      SIGNATURE PAGE TO PURCHASE AGREEMENT

973032 Ontario Limited

By:  /s/ Howard Smuschkowitz
    -------------------------------------------------
Name:    Howard Smuschkowitz
      -----------------------------------------------
Title:   President and Secretary
       ----------------------------------------------


973033 Ontario Limited

By:  /s/ Serge Nusbaum
    -------------------------------------------------
Name:    Serge Nusbaum
      -----------------------------------------------
Title:   President and Secretary
       ----------------------------------------------


TRUST STOCKHOLDERS:
------------------

ONWARD VOTING TRUST


By:  /s/ Howard Smuschkowitz
    -------------------------------------------------
         Howard Smuschkowitz, as trustee



SMUSCHKOWITZ FAMILY TRUST


By:  /s/ Howard Smuschkowitz
    -------------------------------------------------
         Howard Smuschkowitz, as trustee

By:  /s/ Bruce Weiner
   --------------------------------------------------
         Bruce Weiner, as trustee

By:  /s/ Dora Kichler
   --------------------------------------------------
         Dora Kichler, as trustee


HOWARD SMUSCHKOWITZ TRUST


By:  /s/ Howard Smuschkowitz
    -------------------------------------------------
         Howard Smuschkowitz, as trustee


By:  /s/ Bruce Weiner
   --------------------------------------------------
         Bruce Weiner, as trustee


By:  /s/ Dora Kichler
   --------------------------------------------------
         Dora Kichler, as trustee



                      SIGNATURE PAGE TO PURCHASE AGREEMENT

NUSBAUM VOTING TRUST


By:  /s/ Serge Nusbaum
    -------------------------------------------------
         Serge Nusbaum, as trustee


NUSBAUM FAMILY TRUST

By:  /s/ Serge Nusbaum
    -------------------------------------------------
         Serge Nusbaum, as trustee


By:  /s/ Diane Nusbaum
   --------------------------------------------------
         Diane Nusbaum, as trustee


By:  /s/ Ron Gabbay
   --------------------------------------------------
         Ron Gabbay, as trustee



                      SIGNATURE PAGE TO PURCHASE AGREEMENT

                                  Exhibit Index
                                  -------------

Pursuant to Item 601(b) of Regulation S-K, the Exhibits have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit to the Commission upon request.

Exhibit A - Purchase Price Allocation

Exhibit B - Escrow Agreement

Exhibit C - Disclosure Schedule to Purchase Agreement

        o Section 3(c)      -   Noncontravention
        o Section 3(e)      -   Ownership of Sellers
        o Section 3(f)      -   Impel Movieline Inc.
        o Section 3(i)(i)   -   Financial Statements
        o Section 3(i)(ii)  -   Additional Financial Information
        o Section 3(j)      -   Events Subsequent to December 31, 2003
        o Section 3(m)      -   Tax Matters of Impel Movieline Inc.
        o Section 3(m)(iv) -    Audits of Impel Movieline Inc.
        o Section 3(n)(i)   -   Owned Real Property
        o Section 3(n)(ii)  -   Leased Real Property
        o Section 3(o)(i)   -   IP Infringement
        o Section 3(o)(ii)  -   IP Registrations
        o Section 3(q)      -   Accounts Receivable
        o Section 3(s)      -   Contracts
        o Section 3(t)      -   Insurance
        o Section 3(u)      -   Litigation
        o Section 3(v)      -   Product Warranty
        o Section 3(x)      -   Employees
        o Section 3(y)      -   Employee Benefits
        o Section 3(aa)     -   Tanks and Equipment
        o Section 3(aa)(ii) -   Permits, Licenses, Authorizations
        o Section 3(dd)     -   Backlog
        o Section 3(ee)     -   Suppliers and Customers
        o Section 5(c)      -   Exceptions to Operation in Ordinary Course
        o Section 5(h)      -   Transferred Employees